As filed with the Securities and Exchange Commission on August 12, 1998


                                            Registration Statement No. 333-56029


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C 20549

                                  ------------

                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                    MITSUI VENDOR LEASING ASSET TRUST 1998-1
                             (Issuer of Securities)
                     MITSUI VENDOR LEASING FUNDING CORP. II
                    (Depositor of the above-referenced Trust)
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                     6799                    APPLIED FOR
(State or Other Jurisdiction    (Primary Standard           (I.R.S. Employer
   of Incorporation or      Industrial Classification     Identification Number)
       Organization)                Code Number)


                     MITSUI VENDOR LEASING FUNDING CORP. II
                         6363 GREENWICH DRIVE, SUITE 100
                           SAN DIEGO, CALIFORNIA 92122
                                 (619) 558-5004
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                             JOHN L. PLUNKETT, ESQ.
                     MITSUI VENDOR LEASING FUNDING CORP. II
                         6363 GREENWICH DRIVE, SUITE 100
                           SAN DIEGO, CALIFORNIA 92122
                                 (619) 558-5004
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   ----------
                                   COPIES TO:

Siegfried P. Knopf, Esq.                           James J. Croke, Jr., Esq.
Brown & Wood LLP                                   Cadwalader, Wickersham & Taft
One World Trade Center                             100 Maiden Lane
New York, New York 10048                           New York, New York 10038

                                  -------------
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

                                  -------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./ /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /



                                  -------------
                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING             AGGREGATE          AMOUNT OF
           SECURITIES TO BE REGISTERED               BE REGISTERED   PRICE PER UNIT(1)    OFFERING PRICE(1)   REGISTRATION FEE(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Receivable Backed-Notes........................       $1,000,000          $100%              $1,000,000           $303.03
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
(2) Previously paid.
(3) Pursuant to Rue 457(o) under the Securities Act of 1993, the registration fee has been calculated on the basis of the proposed maximum offering price for the Notes.


                                   __________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



Preliminary Prospectus dated August 11, 1998; Subject to Completion

PROSPECTUS

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1

                                     ISSUER

$____% CLASS A-1 RECEIVABLE-BACKED NOTES $____% CLASS B RECEIVABLE-BACKED NOTES $____% CLASS A-2 RECEIVABLE-BACKED NOTES $____% CLASS C RECEIVABLE-BACKED NOTES $____% CLASS A-3 RECEIVABLE-BACKED NOTES

                     MITSUI VENDOR LEASING FUNDING CORP. II
                                 TRUST DEPOSITOR
                       MITSUI VENDOR LEASING (U.S.A.) INC.
                               SELLER AND SERVICER

--------------------------------------------------------------------------------

         Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust" or the "Issuer") is a limited purpose business trust to be formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of _________, 1998, between Mitsui Vendor Leasing Funding Corp. II ("MVLFC II"), as trust depositor (in such capacity, the "Trust Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). MVLFC II is a wholly owned subsidiary of Mitsui Vendor Leasing (U.S.A.) Inc. ("Mitsui Vendor Leasing"). The Trust will issue the five Classes of Notes listed above pursuant to an indenture, dated as of __________________, 1998, (the "Indenture"), between the Trust and Bankers Trust Company, as indenture trustee (in such capacity, the "Indenture Trustee"). To the extent described herein, payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes, and payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. The Notes will represent asset-backed debt obligations of the Trust and will be secured pursuant to the Indenture, as more fully described herein, by (i) a pool of manufacturing, business and healthcare equipment leases and conditional sale agreements, (the "Contracts"), (ii) all of the Seller's interest in the related equipment, and (iii) rights in the Sale and Servicing Agreement and Transfer and Sale Agreement. See "Description of the Notes" herein. (cover continued on next page)

--------------------------------------------------------------------------------


         THERE ARE MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 17 OF THIS PROSPECTUS.

         THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MITSUI VENDOR LEASING (U.S.A.) INC., MITSUI VENDOR LEASING FUNDING CORP. II OR ANY OF THEIR AFFILIATES, OTHER THAN THE TRUST.

--------------------------------------------------------------------------------

   THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================== ----------------- ----------------- --------------------
                                                                   PRICE TO PUBLIC     UNDERWRITING    PROCEEDS TO ISSUER
                                                                         (1)          DISCOUNTS AND          (1)(3)

                                                                                      COMMISSIONS(2)

------------------------------------------------------------------ ----------------- ----------------- --------------------
Per Class A-1 Note...............................................           %                 %                    %
------------------------------------------------------------------ ----------------- ----------------- --------------------
Per Class A-2 Note...............................................           %                 %                    %
------------------------------------------------------------------ ----------------- ----------------- --------------------
Per Class A-3 Note...............................................           %                 %                    %
------------------------------------------------------------------ ----------------- ----------------- --------------------
Per Class B Note.................................................           %                 %                    %
------------------------------------------------------------------ ----------------- ----------------- --------------------
Per Class C Note.................................................           %                 %                    %
================================================================== ================= ================= ====================
Total............................................................     $                  $                  $
================================================================== ================= ================= ====================

(1) Plus accrued interest, if any, at the applicable Interest Rate from ___________, 1998.

(2) MVLFC II and Mitsui Vendor Leasing have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

(3)  Before deducting expenses of this offering estimated to be $_______.

         The Notes are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter"), subject to prior sale, when, as and if issued to and accepted by it and subject to its right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, S.A. or the Euroclear System, on or about , 1998.

--------------------------------------------------------------------------------

                           FIRST UNION CAPITAL MARKETS

--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS _________, 1998.

(cover page continued)


         The Contracts and related interests will be conveyed by Mitsui Vendor Leasing (in such capacity, the "Seller") to the Trust Depositor pursuant to a transfer and sale agreement dated as of __________________, 1998 (the "Transfer and Sale Agreement") by and between the Seller and the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to a sale and servicing agreement dated as of __________, 1998 (the "Sale and Servicing Agreement") among the Trust, the Trust Depositor, Mitsui Vendor Leasing, as servicer (in its capacity as servicer, the "Servicer") and Bankers Trust Company, as back-up servicer (in such capacity, the "Back-up Servicer") and as Indenture Trustee.

         Interest on the Notes will be payable monthly in arrears on the twenty-fifth (25th day) day of the month (or, if such day is not a Business Day, the next succeeding Business Day) beginning on ___________, 1998 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, the date of issuance of the Notes) to and excluding such Payment Date. Principal payments with respect to the Notes will be payable on each Payment Date to the extent described herein. The stated maturity date with respect to the Class A-1 Notes is the ________ ____ Payment Date, with respect to the Class A-2 Notes is the ________ ____ Payment Date and, with respect to the other Classes of Notes is the ________ ____ Payment Date. The actual payment in full, however, of the Notes could and is expected to occur earlier than such stated maturity dates. See "Summary of Terms--Terms of the Notes--B. Principal" herein. In addition, the Trust Depositor will have the option to repurchase all remaining Contracts and related assets, and thus effect early redemption of the Notes, on any Payment Date on or after which the aggregate of Discounted Contract Balances (determined as described herein) of all Contracts included in the Contract Pool has declined to 15% or less of such aggregate amount as of the initial Cutoff Date. See "Summary of Terms--Terms of the Notes--C. Optional Redemption" herein.

         The Notes are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus.

         The Trust Depositor does not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system.

         There currently is no secondary market for the Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             REPORTS TO NOTEHOLDERS

         During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts and the Notes, will be prepared by the Servicer and sent on behalf of the Issuer to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book-Entry Registration" and "--Reports" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant.

                              AVAILABLE INFORMATION

         The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Servicer expects that the Trust's obligation to file such reports will be terminated following the end of 1998.

         Upon receipt of a request by an investor, or his or her representative, within the period during which there is an obligation to deliver a Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus and a Prospectus encoded in an electronic format.

                                SUMMARY OF TERMS


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated under the heading "Index of Terms" commencing on page 76.


         There are material risks associated with an investment in the Notes. See "Risk Factors" on page 18 for a discussion of certain factors that investors should consider before making an investment in the Notes.


         Issuer......................   Mitsui   Vendor   Leasing   Asset  Trust
                                        1998-1, (the "Issuer" or the "Trust"), a
                                        Delaware  business trust to be formed by
                                        the  Trust   Depositor   and  the  Owner
                                        Trustee pursuant to the Trust Agreement, dated as of __________, 1998 (the "Trust
                                        Agreement"), between the Trust Depositor and the Owner Trustee. The principal executive offices of the Trust will be in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

         Trust Depositor.............   Mitsui Vendor Leasing  Funding Corp. II,
                                        a  Delaware   corporation   (the  "Trust
                                        Depositor") and a wholly-owned,  limited
                                        purpose   subsidiary  of  Mitsui  Vendor
                                        Leasing    (U.S.A.)   Inc.   The   Trust
                                        Depositor's  principal executive offices
                                        are  located  at 6363  Greenwich  Drive,
                                        Suite 100, San Diego,  California  92122
                                        and  its   telephone   number  is  (619)
                                        558-5004. See "The Trust" herein.

         Seller/Servicer.............   Mitsui Vendor  Leasing  (U.S.A.) Inc., a
                                        Delaware   corporation  ("Mitsui  Vendor
                                        Leasing," or, in its separate capacities
                                        as a Seller  under the Transfer and Sale
                                        Agreement, or as Servicer under the Sale
                                        and   Servicing    Agreement   described
                                        herein, the "Seller" and the "Servicer", respectively). Mitsui Vendor Leasing's offices are located at 6363 Greenwich
                                        Drive, Suite 100, San Diego,  California
                                        92122 and its telephone  number is (619)
                                        558-5050.  See  "Mitsui  Vendor  Leasing
                                        (U.S.A.) Inc." herein.

         Indenture Trustee...........   Bankers  Trust   Company,   a  New  York
                                        banking corporation as indenture trustee
                                        under the Indenture described herein (in
                                        such capacity, the "Indenture Trustee").
                                        The Indenture  Trustee's corporate trust
                                        office is located at Four Albany Street,
                                        New  York,  New  York  10004.  See  "The
                                        Indenture--The     Indenture    Trustee"
                                        herein.

         Owner Trustee...............   Wilmington  Trust  Company,  a  Delaware
                                        Trust Company as owner trustee under the Trust Agreement (the "Owner Trustee").
                                        The Owner Trustee's offices are located at 1100 North Market Street, Wilmington,
                                        Delaware  19890.

         Back-up Servicer............   Bankers  Trust   Company,   a  New  York
                                        banking  corporation as back-up servicer
                                        under the Sale and  Servicing  Agreement
                                        described herein (in such capacity,  the
                                        "Back-up  Servicer").  Pursuant  to  the
                                        Sale  and   Servicing   Agreement,   the
                                        Back-up   Servicer   will   become   the
                                        successor Servicer upon any resignation or termination of the Servicer. See "The
                                        Transfer and Sale Agreement and Sale and
                                        Servicing  Agreement  Generally--Back-up
                                        Servicer" herein.

         Cutoff Date.................   With    respect    to   the    Contracts
                                        transferred  to the Trust on the Closing
                                        Date,  August 1, 1998,  and with respect
                                        to any Additional Contract or Substitute
                                        Contract   transferred   to  the   Trust
                                        thereafter, the close of business on the
                                        first day of the calendar month in which
                                        such  transfer   occurs  (each  of  such
                                        dates, the "Cutoff Date," an "Additional
                                        Contract  Cutoff Date" or a  "Substitute
                                        Contract  Cutoff  Date,"  respectively).
                                        The term "Cutoff Date," when used herein
                                        in the context of general  references to
                                        the  Contracts,   should  be  deemed  to
                                        include a  reference  to the  Additional
                                        Contract   Cutoff  Date  and  Substitute
                                        Contract  Cutoff Date of any  Additional
                                        Contract or Substitute Contract included
                                        in  the  Contracts,   unless   otherwise
                                        specified    or   unless   the   context
                                        otherwise clearly requires.


         Closing Date................   On  or  about  ________  __,  1998  (the
                                        "Closing Date").

         Collection Periods,
         Calculation Dates,
         Payment Dates
         and Record Dates............   The period from and  including the first
                                        day  of  each  calendar   month  to  and
                                        including  the last day of the  calendar
                                        month (such last day,  the  "Calculation
                                        Date"   and   each   such   period,    a
                                        "Collection Period").

                                        A  "Payment  Date"  is the  twenty-fifth
                                        (25th) day (or if any such date is not a
                                        "Business Day," i.e., a day other than a
                                        Saturday,  a  Sunday  or a day on  which
                                        banking   institutions   in  San  Diego,
                                        California  or New  York,  New  York are
                                        authorized  or  obligated  by any law or
                                        regulation  to be  closed  or a day that
                                        Mitsui  Vendor  Leasing  is not open for
                                        business,  then on the  next  succeeding
                                        Business  Day)  of each  calendar  month
                                        commencing   ________  __,   1998.   The
                                        "Collection   Period"  relating  to  any
                                        particular Payment Date shall be the calendar month preceding the month in which such Payment Date occurs.

                                        With respect to any Payment Date and the
                                        Notes,  the  "Record  Date"  is the  day
                                        immediately  preceding each Payment Date
                                        (or,  with  respect  to  any  Definitive
                                        Note, the last day of the calendar month
                                        preceding   the  month  in  which   such
                                        Payment Date occurs).


         The Notes...................   $___________  aggregate principal amount
                                        (the "Initial  Class A-1 Note  Principal
                                        Balance")    of    _____%    Class   A-1
                                        Receivable-Backed  Notes (the "Class A-1
                                        Notes"),      $___________     aggregate
                                        principal amount (the "Initial Class A-2
                                        Note Principal Balance") of _____% Class
                                        A-2 Receivable-Backed  Notes (the "Class
                                        A-2 Notes"), and $___________  aggregate
                                        principal amount (the "Initial Class A-3
                                        Note  Principal  Balance"  and  together
                                        with   the   Initial   Class   A-1  Note
                                        Principal  Balance and the Initial Class
                                        A-2  Principal  Balance,   the  "Initial
                                        Class  A  Note  Principal  Balance")  of
                                        _____% Class A-3 Receivable-Backed Notes
                                        (the "Class A-3 Notes" and together with
                                        the  Class  A-1  Notes and the Class A-2
                                        Notes, the "Class A Notes"); $__________
                                        aggregate principal amount (the "Initial
                                        Class  B  Note  Principal  Balance")  of
                                        _____% Class B  Receivable-Backed  Notes
                                        (the "Class B Notes");  and  $__________
                                        aggregate principal amount (the "Initial
                                        Class  C  Note  Principal  Balance")  of
                                        _____% Class C  Receivable-Backed  Notes
                                        (the "Class C Notes";  and together with
                                        the Class A Notes and the Class B Notes,
                                        the  "Notes").  The Initial Class A Note
                                        Principal    Balance    is    equal   to
                                        approximately  ____%  of the  sum of the
                                        Discounted   Contract  Balances  of  all
                                        Contracts  included in the Contract Pool
                                        (such sum, the "ADCB") as of the initial
                                        Cutoff Date (with the Initial  Class A-1
                                        Note  Principal  Balance,   the  Initial
                                        Class A-2 Note Principal Balance and the
                                        Initial  Class  A-3  Principal   Balance
                                        equal to approximately __%, __% and __%,
                                        respectively, of the initial ADCB of the
                                        Contract Pool), the Initial Class B Note
                                        Principal    Balance    is    equal   to
                                        approximately _____% of the initial ADCB of the Contract Pool, and the Initial
                                        Class C Note Principal Balance is equal to approximately _____% of the initial
                                        ADCB of the Contract Pool.

                                        The  Notes  will be  issued by the Trust
                                        pursuant  to an  indenture  dated  as of
                                        ________  __,  1998  (the   "Indenture")
                                        between  the  Issuer  and the  Indenture
                                        Trustee.  The Notes  will be  secured by
                                        the Contracts and the other Trust Assets
                                        pledged by the  Issuer to the  Indenture
                                        Trustee under the  Indenture.  The Notes
                                        will  be   available   for  purchase  in
                                        book-entry    form   only   in   minimum
                                        denominations  of  $1,000  and  integral
                                        multiples  thereof  (except for one Note
                                        of  each  Class   which,   for  rounding
                                        purposes,  may be less than an  integral
                                        multiple   thereof).   The   holders  of
                                        beneficial  interests  in the Notes held
                                        in book-entry  form ("Note Owners") will
                                        not be  entitled  to receive  Definitive
                                        Notes     except    in    the    limited
                                        circumstances   described  herein.   See
                                        "Description of the  Notes--General" and
                                        "--Definitive  Notes" and  "--Book-Entry
                                        Registration" herein.

                                        The Class B Notes and the Class C Notes will be subordinated to the Class A Notes to the extent described herein and the Class C Notes will be subordinated to the Class B Notes to the extent described herein. See "Description of the Notes--Allocations" herein.


         Trust Assets................   The  assets  pledged  to  the  Indenture
                                        Trustee to secure the Notes will consist
                                        the following (the "Trust Assets"):  (i)
                                        all  right,  title and  interest  of the
                                        Seller conveyed pursuant to the Transfer
                                        and  Sale  Agreement  in and to (A)  the
                                        Contracts   (including   all  Additional
                                        Contracts and Substitute  Contracts,  if
                                        any),  (B) all  monies  due or to become
                                        due in payment of such  Contracts  after
                                        the related  Cutoff Date,  including any
                                        Prepayments, and any Recoveries received
                                        with respect thereto,  but excluding any
                                        Scheduled  Payments  due  prior  to  the
                                        related  Cutoff  Date  and any  Excluded
                                        Amounts,   (C)  the  related   Equipment
                                        (which  may  be  limited  to a  security
                                        interest therein) including all proceeds
                                        from any sale or  other  disposition  of
                                        such Equipment, (D) all related Contract
                                        Files,  (E) any proceeds with respect to
                                        each such  Contract  under  any  related
                                        Vendor   Assignment,    Vendor   Program
                                        Agreement  and any  other  guarantee  or
                                        similar credit  enhancement with respect
                                        thereto and (F) any  Insurance  Proceeds
                                        with respect to each Contract, (ii) such
                                        amounts as from time to time may be held
                                        in the Collection Account, together with
                                        all net  investment  earnings  on  funds
                                        therein,  (iii) the  rights of the Trust
                                        Depositor  under the  Transfer  and Sale
                                        Agreement,  (iv) the rights of the Trust
                                        under the Sale and  Servicing  Agreement
                                        and   (v)   proceeds   of   any  of  the
                                        foregoing.  See "The  Transfer  and Sale
                                        Agreement   and   Sale   and   Servicing
                                        Agreement    Generally--Conveyance    of
                                        Contracts" herein. For a description of Excluded Amounts, see "The Contracts
                                        Generally".

         A.  Contracts...............   The Contracts to be included in the pool
                                        of  Contracts  pledged  by the Issuer to
                                        the  Indenture  Trustee  pursuant to the
                                        Indenture (the "Contract  Pool") consist
                                        of   leases   (each,   a   "Lease")   or
                                        conditional  sale  agreements  (each,  a
                                        "CSA") relating to the lease or sale of Equipment.

                                        The  Contracts  included in the Contract
                                        Pool have the characteristics  specified
                                        in the Transfer and Sale  Agreement  and
                                        described herein,  and will be purchased
                                        by the Trust  Depositor  from the Seller
                                        on  the  Closing  Date  pursuant  to the
                                        Transfer   and   Sale    Agreement   and
                                        concurrently  conveyed  to the  Trust by
                                        the Trust Depositor pursuant to the Sale
                                        and  Servicing  Agreement.  The  Seller,
                                        will make  certain  representations  and
                                        warranties   concerning  the  Contracts,
                                        including  that all of the Contracts are
                                        commercial, rather than consumer, leases
                                        or financing  arrangements,  and that no
                                        adverse  selection  process was employed
                                        in the  selection of Contracts  for sale
                                        under the Transfer  and Sale  Agreement.
                                        See "The Transfer and Sale Agreement and
                                        Sale     and     Servicing     Agreement
                                        Generally--Representations           and
                                        Warranties,"  "Use of Proceeds" and "The
                                        Contract Pool" herein.


                                        As  of  the  initial  Cutoff  Date,  the
                                        Contract    Pool   had   the   following
                                        characteristics (unless otherwise noted, percentages are calculated by reference to Discounted Contract Balances of the related Contracts as a percentage of the ADCB of the Contract Pool):

                                                  (i) there  were  Contracts  in
                                        the Contract Pool;

                                                  (ii) the ADCB of the Contracts
                                        in the Contract Pool was $ ;

                                                  (iii)  the   final   scheduled
                                        payment date of the Contract with the latest maturity or expiration was , 200_;

                                                  (iv)  the  average  Discounted
                                        Contract Balance was approximately $ ;

                                                  (v) all of the  Contracts  had
                                        (A)  original  terms to  maturity of not
                                        less  than  months  and  not  more  than
                                        months, with a weighted average original
                                        term to maturity of approximately months
                                        and (B) a remaining  term to maturity of
                                        not less  than 1 month and not more than
                                        months,    with   a   weighted   average
                                        remaining    term   to    maturity    of
                                        approximately months; and


                                                  (vi) the  End-Users in respect
                                        of approximately % of the Contracts were
                                        located  in  the  State  of  California;
                                        approximately  %  were  located  in  the
                                        State of ;  approximately % were located
                                        in the State of ; and in no other  state
                                        represented more 5.00% of the Contracts.
                                        See  "Risk   Factors  --  Certain  Risks
                                        Associated        with        Geographic
                                        Concentrations  of  Contracts"  and "The
                                        Transfer and Sale Agreement and Sale and
                                        Servicing                      Agreement
                                        Generally--Concentration        Amounts"
                                        herein.

                                        None  of the  Contracts  was  originated
                                        outside the United States or was sold to
                                        an  End-User  located,  or  permits  the
                                        related equipment to be located, outside
                                        the   United    States.    For   further
                                        information   regarding   the  Contracts
                                        included in the Contract  Pool, see "The
                                        Contract   Pool"   and  "The   Contracts
                                        Generally,"  as well as  "The  Sale  and
                                        Servicing                      Agreement
                                        Generally--Representations           and
                                        Warranties"     and     "--Concentration
                                        Amounts" herein.

                                        The statistical  information  concerning
                                        the   Contracts   set   forth   in  this
                                        Prospectus is based upon  information as
                                        of the opening of business on the Cutoff
                                        Date  and,  to the  extent  it  involves
                                        calculations   of  Discounted   Contract
                                        Balances  or the ADCB,  upon an  assumed
                                        discount rate for the Contracts  that is
                                        equal  to   _____%   (the   "Statistical
                                        Discount  Rate").  The  actual  Discount
                                        Rate   for   the   Contracts   will   be
                                        calculated  as  determined  under "ADCB"
                                        below.  Although the Discounted Contract
                                        Balances and the ADCB  calculated at the
                                        Discount  Rate will vary  somewhat  from
                                        the  Discounted  Contract  Balances  and
                                        ADCB   calculated  at  the   Statistical
                                        Discount Rate, such variance will not be material.

                                        Between the initial  Cutoff Date and the
                                        Closing  Date some  amortization  of the
                                        Contracts  included in the Contract Pool
                                        is  expected  to  occur.   In  addition,
                                        certain   Contracts   included   in  the
                                        Contract  Pool as of the initial  Cutoff
                                        Date may be  determined  not to meet the
                                        eligibility  requirements  for the final
                                        Contract  Pool,  and may not be included
                                        in  the  final  Contract  Pool.  To  the
                                        extent a Contract is  determined  not to
                                        meet the  eligibility  requirements  for
                                        the  Contract   Pool,  the  Seller  will
                                        pursue   one   of   two   options:   (i)
                                        repurchase  the  ineligible  Contract or
                                        (ii)   substitute   for  the  ineligible
                                        Contract a new Contract  having  similar
                                        characteristics    and    meeting    the
                                        requirements    described    herein   (a
                                        "Substitute  Contract").   The  combined
                                        effect of  amortization  of the Contract
                                        Pool,   and  any  such   repurchases  or
                                        substitutions,    together    with   the
                                        calculation   in  this   Prospectus   of
                                        Discounted  Contract  Balances  and  the
                                        ADCB using the Statistical Discount Rate
                                        will  be  to   cause   the   statistical
                                        distribution of the  characteristics  as
                                        of the  Closing  Date  for the  Contract
                                        Pool   to   vary   somewhat   from   the
                                        statistical    distribution    of   such
                                        characteristics as of the initial Cutoff
                                        Date as  presented  in this  Prospectus.
                                        Such variance will in no case be greater than 5% (plus or minus) of the ADCB.

                                        In  addition,  in  connection  with  any
                                        Contract  for  which a full  contractual
                                        payment has not been  received  from the
                                        End-User for more than 120 days or which
                                        the Servicer  determines,  in accordance
                                        with its customary and usual  practices,
                                        is not  collectible  (each, a "Defaulted
                                        Contract"),  the  Seller  will  have the
                                        option  under  the  Sale  and  Servicing
                                        Agreement   to   substitute   for   such
                                        Defaulted    Contract    one   or   more
                                        Substitute Contracts. See "Mitsui Vendor
                                        Leasing (U.S.A.) Inc.--Write-Off Policy" herein.

                                        Also,  the Servicer  may, at its option,
                                        make a modification  to or adjustment of
                                        the terms of a  Contract  that would not
                                        otherwise be permissible  under the Sale
                                        and  Servicing   Agreement  (unless  the
                                        Contract  was  to be  prepaid  in  full)
                                        (each, an "Adjusted  Contract"),  if the
                                        Servicer  contemporaneously  substitutes
                                        one or  more  Substitute  Contracts  for
                                        such   Adjusted   Contract.   See   "The
                                        Transfer and Sale Agreement and Sale and
                                        Servicing    Agreement    Generally   --
                                        Collection    and    Other     Servicing
                                        Procedures"   for   a   description   of
                                        Contract  modifications  or  adjustments
                                        that    are    permissible     servicing
                                        activities  under the Sale and Servicing
                                        Agreement.


                                        The ADCB of the Defaulted  Contracts and
                                        Adjusted Contracts for which the Seller or Servicer may cause the substitution of Substitute Contracts is limited to an amount not in excess of 10% of the ADCB of the Contract Pool as of the initial Cutoff Date.

                                        In  addition,  the  Servicer  may at its
                                        option,  under the terms of the Sale and
                                        Servicing Agreement,  permit or agree to
                                        the early termination or full prepayment
                                        of    any     Contract     in    certain
                                        circumstances,  and  on  the  terms  and
                                        subject  to the  conditions  more  fully
                                        specified  in  the  Sale  and  Servicing
                                        Agreement  (any such  Contract for which
                                        there  is an early  termination  or full
                                        prepayment, a "Prepaid Contract").  Such
                                        circumstances   may   include,   without
                                        limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an Equipment upgrade. With respect to any Prepaid Contract the Servicer may at its option either (x) include such prepayment in full in the Available Amount for the related Payment Date or (y) reinvest the prepayment proceeds of such Prepaid Contract in one or more new Contracts having similar characteristics to such Prepaid Contract (each, an "Additional Contract").

                                        Additional   Contracts  and   Substitute
                                        Contracts  included in the Contract Pool
                                        (i)  will  be   conveyed  to  the  Trust
                                        Depositor  pursuant to the  Transfer and
                                        Sale  Agreement,  by the Trust Depositor
                                        to the Issuer  pursuant  to the Sale and
                                        Servicing Agreement, and in turn pledged
                                        by the Issuer to the  Indenture  Trustee
                                        pursuant to the  Indenture and (ii) must
                                        meet  the  Contract  Pool  concentration
                                        limitations  and the other  substitution
                                        or   addition   requirements   described
                                        herein.  See "The  Transfer and Sale and
                                        Sale     and     Servicing     Agreement
                                        Generally--Representations           and
                                        Warranties" herein. In addition,  either
                                        the  final  scheduled  payment  on  such
                                        Substitute    Contract   or   Additional
                                        Contract  will  be on or  prior  to  the
                                        _______  ______  Payment Date or, to the
                                        extent   the  final   payment   on  such
                                        Contract is due after the ______  ______
                                        Payment Date,  only  Scheduled  Payments
                                        due on or  prior  to  such  date  may be
                                        included  in  the  Discounted   Contract
                                        Balance of such Contract for the purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

         B.  Equipment...............   All of the  Seller's  right,  title  and
                                        interest  (which  may  be  limited  to a
                                        security   interest)  in  the  Equipment
                                        subject to each  Lease and the  security
                                        interest of the Seller in the  Equipment
                                        subject  to  each  CSA  included  in the
                                        Contract Pool will be transferred to the
                                        Trust Depositor pursuant to the Transfer
                                        and  Sale  Agreement  and to the  Issuer
                                        pursuant  to  the  Sale  and   Servicing
                                        Agreement  and  will be  pledged  by the
                                        Issuer to the Indenture Trustee pursuant
                                        to the Indenture. Equipment will include
                                        a  variety  of  machine  tools  (such as
                                        machining   centers,   lathes,   milling
                                        machines and cutting machinery), medical
                                        equipment   (such  as   diagnostic   and
                                        therapeutic  examination  equipment  for
                                        radiology,    nuclear    medicine    and
                                        ultrasound   and   laboratory   analysis
                                        equipment),  photo-finishing  equipment,
                                        plastic  injection  molding   equipment,
                                        textile   equipment  (such  as  knitting
                                        machines   and   textile   manufacturing
                                        machines),  computer  equipment (such as
                                        inventory  control and tracking computer
                                        equipment,   computer   work   stations,
                                        personal computers, data storage devices
                                        and other  computer  related  peripheral
                                        equipment).     See    "The    Contracts
                                        Generally--Equipment"  and "The Contract
                                        Pool" herein.  In the event the End-User
                                        defaults  in  its   obligation  to  make
                                        payments   under   any   Contract,   the
                                        Servicer  will follow its  customary and
                                        usual collection  procedures,  which may
                                        include the repossession and sale of any
                                        related   Equipment  on  behalf  of  the
                                        Trust.  Any  Recoveries  from  such sale
                                        shall constitute  Available Amounts. See
                                        "The  Contracts   Generally--Equipment,"
                                        and "Description of the Notes--Defaulted
                                        Contracts" herein.

         C.  Collection
             Account...............     A trust account will be  established  by
                                        the   Servicer   in  the   name  of  and
                                        maintained by the Indenture Trustee (the
                                        "Collection  Account")  into  which  all
                                        amounts   that  will  be   collected  in
                                        respect   of  the   Contracts   will  be
                                        deposited  in  accordance  with the Sale
                                        and   Servicing    Agreement   and   the
                                        Indenture.   See   "Description  of  the
                                        Notes--Collection Account" herein.

         D.  Vendor
             Agreements............     The  Seller   acquired   the   Contracts
                                        included  in  the  Contract  Pool  by an
                                        assignment (each, a "Vendor Assignment")
                                        from  equipment  manufacturers,  dealers
                                        and distributors  (each, a "Vendor") who
                                        originated  such Contracts in connection
                                        with  the   acquisition  or  use  by  an
                                        End-User of a Vendor's Equipment.

                                        A  substantial  portion  of  the  Vendor
                                        Assignments (representing  approximately
                                        ___% of the ADCB of the Contract Pool as
                                        of the initial Cutoff Date) will be made
                                        pursuant to finance  program  agreements
                                        (each,  a  "Vendor  Program  Agreement")
                                        with the  Vendors  pursuant to which the
                                        Seller finances transactions relating to
                                        the acquisition or use by an End-User of
                                        the  Vendor's   Equipment.   The  Vendor
                                        Assignments,    the    Vendor    Program
                                        Agreements  or  a  combination   thereof
                                        generally  provide for various  forms of
                                        support from Vendors with respect to the
                                        Contracts.    Such   support   generally
                                        includes  representations and warranties
                                        by Vendors with respect to the Contracts
                                        (and repurchase obligations in case of a
                                        breach  of  such   representations   and
                                        warranties) and  remarketing  support by
                                        the Vendor with respect to the Equipment
                                        in the event of an End-User default. The
                                        Vendor  Assignments  and Vendor  Program
                                        Agreements   generally  do  not  provide
                                        direct  recourse  against the Vendor for
                                        End-User  defaults.  See "The  Contracts
                                        Generally--Vendor   Program  Agreements"
                                        and   "--Other   Vendor    Arrangements"
                                        herein.

                                        All of the  Seller's  right,  title  and
                                        interest in the Vendor  Assignments  and
                                        the Vendor  Program  Agreements  (to the
                                        extent related to the Contracts included
                                        in the  Contract  Pool) will be conveyed
                                        to the Issuer on the Closing Date and in
                                        turn will be  pledged  by the  Issuer to
                                        the   Indenture    Trustee   under   the
                                        Indenture.


         Terms of the Notes..........   The principal terms of the Notes will be
                                        as described below:

         A.  Interest................   Interest  on the  outstanding  principal
                                        amount of the Notes  will  accrue on the
                                        basis of a year of 360  days  consisting
                                        of  twelve  30  day   months   from  and
                                        including  the most recent  Payment Date
                                        on which  interest has been paid (or, in
                                        the case of the  initial  Payment  Date,
                                        from and  including the Closing Date) to
                                        but excluding the following Payment Date
                                        (each period for which interest  accrues
                                        on  the  Notes,  an  "Accrual  Period"),
                                        except  that  interest  on the Class A-1
                                        Notes will be calculated on the basis of
                                        the  actual   number  of  days  in  each
                                        Accrual Period divided by 360.  Interest
                                        on the  Notes  will be  payable  on each
                                        Payment Date to the holders of record of
                                        the   Class  A  Notes   (the   "Class  A
                                        Noteholders"),  the holders of record of
                                        the   Class  B  Notes   (the   "Class  B
                                        Noteholders") and the holders of record of the Class C Notes (the "Class C
                                        Noteholders";  together with the Class A
                                        Noteholders and the Class B Noteholders, the "Noteholders") as of the related
                                        Record  Date.  See  "Description  of the
                                        Notes--General" and "--Interest" herein.

                                        Interest on the Notes will be payable on
                                        each Payment Date from Available Amounts
                                        for such  Payment  Date,  to the  extent
                                        Available  Amounts  remain after payment
                                        of any unpaid Servicer Advances, and the
                                        Servicing  Fee. If on any Payment  Date,
                                        after any unpaid  Servicer  Advances and
                                        the   Servicing   Fee  have  been  paid,
                                        Available  Amounts are  insufficient  to
                                        pay all interest  due on the Notes,  the
                                        remaining   Available  Amounts  will  be
                                        allocated  first to pay all interest due
                                        on  the  Class  A  Notes  (and  will  be
                                        allocated  among each Class of the Class
                                        A Notes  pro rata  based on the ratio of
                                        the  interest  payable on the Class A-1,
                                        Class  A-2  and  Class  A-3  Notes,   as
                                        applicable, to the interest payable on the Class A Notes as a whole), second to pay all interest due on the Class B Notes, and third to pay all interest due on the Class C Notes.


                                        Available  Amounts  represent  primarily
                                        collections  of  payments  due under the
                                        Contracts, certain amounts received upon
                                        the    prepayment   or   repurchase   of
                                        Contracts   or    liquidation   of   the
                                        Contracts and disposition of the related
                                        Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any, amounts available in the Reserve Fund, if any, as well as earnings on amounts held in the Collection Account and the Reserve Fund. See "Description of the Notes--Allocations" herein.


         B.  Principal...............   Principal  of the Class A Notes  will be
                                        payable  on  each  Payment  Date  in  an
                                        amount  equal to the  Class A  Principal
                                        Payment Amount for such Payment Date, to
                                        the  extent  Available  Amounts  remain,
                                        after  payment  of any  unpaid  Servicer
                                        Advances, the Servicing Fee and interest
                                        payments  due on the Notes.  The Class A
                                        Principal   Payment   Amount   will   be
                                        allocated  sequentially  among the Class
                                        A-1,  Class  A-2 and  Class A-3 Notes so
                                        that  the  entire   Class  A   Principal
                                        Payment Amount will be allocated, first,
                                        to the Class  A-1 Notes  until the Class
                                        A-1 Notes are paid in full,  second,  to
                                        the Class A-2 Notes  until the Class A-2
                                        Notes  are paid in full and,  third,  to
                                        the Class A-3 Notes  until the Class A-3
                                        Notes are paid in full;  provided  that,
                                        should   any   Event   of   Default   or
                                        Restricting  Event have  occurred and be
                                        continuing,   the   Class  A   Principal
                                        Payment   Amount  will  continue  to  be
                                        allocated first to the Class A-1 Notes until the Class A-1 Notes are paid in full but will otherwise be allocated among the Class A-2 and Class A-3 Notes on a pro rata basis. See "Description of the Notes--Allocations" herein.

                                        Principal  of the Class B Notes  will be
                                        payable  on  each  Payment  Date  in  an
                                        amount  equal to the  Class B  Principal
                                        Payment Amount for such Payment Date, to
                                        the   extent   Available   Amounts   are
                                        available therefor, after payment of any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount. See "Description of the Notes--Allocations" herein.

                                        Principal  of the Class C Notes  will be
                                        payable  on  each  Payment  Date  in  an
                                        amount  equal to the  Class C  Principal
                                        Payment Amount for such Payment Date, to
                                        the   extent   Available   Amounts   are
                                        available therefor, after payment of any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount and the Class B Principal Payment Amount. See "Description of the Notes--Allocations" herein.

                                        The Class A  Principal  Payment  Amount,
                                        the Class B Principal Payment Amount and
                                        the Class C Principal Payment Amount for
                                        any   Payment   Date    represent    the
                                        Applicable   Percentage  for  each  such
                                        Class for such  Payment  Date  times the
                                        Aggregate  Principal  Paydown Amount for
                                        such  Payment  Date.  As a result of the
                                        levels  of  the  Applicable   Percentage
                                        described   below,  all  amounts  to  be
                                        distributed  as  principal  of the Notes
                                        will be  distributed  on the  Class  A-1
                                        Notes until the Class A-1 Notes are paid
                                        in full. In addition  principal  payment
                                        amounts  on the Notes of each  Class are
                                        payable on any Payment  Date only to the
                                        extent that  Available  Amounts for such
                                        Payment Date remain after payment of any
                                        unpaid Servicer Advances,  the Servicing
                                        Fee, interest payments on the Notes and,
                                        in the case of the  Class B  Notes,  the
                                        Class A Principal Payment Amount and, in
                                        the case of the Class C Notes, the Class
                                        A Principal Payment Amount and the Class
                                        B Principal Payment Amount. As a result,
                                        any  deficiency  in the  payment of such
                                        principal payment amounts on any Payment
                                        Date   that   is  due  to  the   limited
                                        Available    Amounts   remaining   after
                                        payment of all amounts payable therefrom
                                        having  a  higher   priority   will  not
                                        constitute an Event of Default under the
                                        Indenture.  To the  extent  the Notes of
                                        any  Class  remain  outstanding  on  the
                                        stated  maturity of such Class,  failure
                                        to pay the  Notes of such  Class in full
                                        on such date will constitute an Event of
                                        Default.   See   "Description   of   the
                                        Notes--Events of Default."


                                        The "Aggregate Principal Paydown Amount"
                                        means,  for any Payment  Date, an amount
                                        (not  less than  zero)  equal to (a) the
                                        ADCB  of  the  Contract  Pool  as of the
                                        beginning  of  business on the first day
                                        of the immediately  preceding Collection
                                        Period,   minus  (b)  the  ADCB  of  the
                                        Contract   Pool  as  of  the   close  of
                                        business   on  the   last   day  of  the
                                        immediately preceding Collection Period.
                                        Such decline in the ADCB of the Contract
                                        Pool  for  such  immediately   preceding
                                        Collection   Period   may   be   through
                                        payment,    prepayment,    default   and
                                        writeoff,        determination        of
                                        ineligibility, substitution or addition of the Contracts or as may otherwise be described herein.


                                        The "Applicable Percentage" means, (i) for the Class A Notes, 100% until the Class A-1 Notes are paid in full, and thereafter ______%, (ii) for the Class B Notes, 0% until the Class A-1 Notes are paid in full, and thereafter _____% and
                                        (iii) for the Class C Notes, 0% until the Class A-1 Notes are paid in full, and thereafter ___%. As of the Closing Date, the aggregate initial principal amount of the Notes will be equal to approximately ___% of the initial ADCB of the Contract Pool.

                                        After the occurrence of an Event of Default, or upon the occurrence and during the continuance of a Restricting Event, principal on the Notes will be allocated among the Class A, Class B and Class C Notes sequentially (i.e., no principal will be paid on the Class B Notes or the Class C Notes until the Class A Notes have been paid in full, and no principal will be paid on the Class C Notes until the Class B Notes have been paid in full); provided that principal allocated in such manner to the Class A Notes will be distributed first to the Class A-1 Notes until the Class A-1 Notes have been paid in full and among the Class A-2 and Class A-3 Notes pro rata. See "Description of the Notes--Allocations" herein.

         Stated Maturity Date........   The  stated  maturity  of the  Class A-1
                                        Notes is the  Payment  ----------  Date;
                                        the  stated  maturity  of the  Class A-2
                                        Notes is the Payment Date; and the stated maturity of each other Class of Notes is the Payment Date. However, if all payments on the ---------- Contracts are made as scheduled, final payment with respect to the Notes (other than the Class A-1 Notes) would occur earlier than stated maturity.

         C.  Optional
             Redemption..............   The Trust Depositor will have the option
                                        to repurchase  all  remaining  Contracts
                                        and related assets,  and thus effect the
                                        early  redemption  of the  Notes  on any
                                        Payment  Date on or after which the ADCB
                                        of the  Contract  Pool is  less  than or
                                        equal to 15% of the ADCB of the Contract
                                        Pool as of the initial  Cutoff Date. The
                                        price at which the Trust  Depositor will
                                        be required to purchase the Contracts in
                                        order to  exercise  such  option will be
                                        equal to the  greater of (i) the ADCB of
                                        the  Contract  Pool and (ii) the  amount
                                        that  when   applied   pursuant  to  the
                                        Indenture   together   with  all   other
                                        amounts  available  thereunder  will  be
                                        sufficient  to  redeem  the  Notes  at a
                                        price  equal  to  the  unpaid  principal
                                        amount of the  Notes  plus  accrued  and
                                        unpaid  interest   thereon  through  the
                                        related Payment Date.


         ADCB........................   The "ADCB" means,  at any time,  the sum
                                        of the Discounted Contract Balances of all Contracts included in the Contract
                                        Pool at such time.


                                        "Discounted Contract Balance" means with
                                        respect to any  Contract,  (a) as of the
                                        related  Cutoff Date,  the present value
                                        of  all  of  the   remaining   Scheduled
                                        Payments   becoming   due   under   such
                                        Contract  after  the  applicable  Cutoff
                                        Date but not  later  than the  _________
                                        ________ Payment Date, discounted at the
                                        Discount  Rate  and (b) as of any  other
                                        date  of  determination,  the sum of (i)
                                        the   present   value   of  all  of  the
                                        remaining  Scheduled  Payments  becoming
                                        due under such Contract on or after such
                                        date of determination but not later than
                                        the  _________  ________  Payment  Date,
                                        discounted at the Discount Rate and (ii)
                                        the  aggregate  amount of all  Scheduled
                                        Payments  due  and  payable  under  such
                                        Contract  after  the  applicable  Cutoff
                                        Date   and   prior   to  such   date  of
                                        determination that have not then been received by the Servicer; provided that the Discounted Contract Balance of any Defaulted Contract will be equal to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:


                                        (a)       all   payments   due   in  any
                                                  Collection  Period  are due on
                                                  the last day of the Collection
                                                  Period;

                                        (b)       payments are  discounted  on a
                                                  monthly  basis  using a 30 day
                                                  month and a 360 day year; and

                                        (c)       all   security   deposits  and
                                                  drawings   under   letters  of
                                                  credit,   if  any,  issued  in
                                                  support  of  a  Contract   are
                                                  applied  to  reduce  Scheduled
                                                  Payments  in inverse  order of
                                                  the due date thereof.


                                        "Discount  Rate"  means,  at any date of
                                        determination, a per annum rate equal to
                                        the sum of (i) the  weighted  average of
                                        the Class A-1 Interest  Rate,  Class A-2
                                        Interest Rate,  Class A-3 Interest Rate,
                                        Class  B  Interest   Rate  and  Class  C
                                        Interest Rate,  each weighted by (x) the
                                        Initial Class A Note Principal  Balance,
                                        Initial Class B Note  Principal  Balance
                                        or  Initial   Class  C  Note   Principal
                                        Balance, as applicable, and (y) the expected weighted average life of each Class of Notes, as applicable, assuming a CPR of ___% and (ii) the Servicing Fee Percentage.


                                        "Scheduled Payments" means, with respect
                                        to any  Contract,  the rent or financing
                                        payment (whether  principal or principal
                                        and  interest)  scheduled  to be made by
                                        the related  End-User under the terms of
                                        such Contract  after the related  Cutoff
                                        Date (provided  that Scheduled  Payments
                                        do not  include any  Excluded  Amounts).
                                        Substantially   all  of  the   Contracts
                                        included in the  Contract  Pool  provide
                                        for   Scheduled   Payments  to  be  made
                                        monthly.


         Subordination...............   The  Class A Notes  will  be  senior  in
                                        right of  payment  to the  Class B Notes
                                        and Class C Notes, and the Class B Notes
                                        will be  senior in right of  payment  to
                                        the  Class C Notes;  in each case to the
                                        extent     described     herein.     See
                                        "Description of the Notes--Allocations."


         Servicing; Servicing
         Fee; Servicer Advances......   The  Servicer  will be  responsible  for
                                        servicing,  managing  and  administering
                                        the Contracts and related interests, and
                                        enforcing and receiving  collections  on
                                        the  Contracts.  The  Servicer  will  be
                                        required to exercise the degree of skill
                                        and care in performing  these  functions
                                        that  it   customarily   exercises  with
                                        respect  to  similar  property  owned or
                                        serviced   by   the   Servicer   in  its
                                        individual capacity.


                                        The  Servicer  will be  entitled on each
                                        Payment  Date to  receive  (a) a monthly
                                        fee (the  "Servicing  Fee") equal to the
                                        product of (i)  one-twelfth of ___% (the
                                        "Servicing Fee Percentage") and (ii) the
                                        ADCB of the Contract Pool as of the last
                                        day of the second  preceding  Collection
                                        Period,   payable   out   of   Available
                                        Amounts. In addition as compensation for
                                        acting as Servicer, the Servicer will be
                                        entitled    to   all    late    charges,
                                        documentation    fees,    administrative
                                        charges and extension fees paid by the End-Users.


                                        Under certain limited circumstances, the
                                        Servicer  may resign or be  removed,  in
                                        which event the Back-up Servicer will be
                                        appointed  as  successor  Servicer.  See
                                        "The   Sale  and   Servicing   Agreement
                                        Generally--Resignation and Certain Other
                                        Matters   Regarding  the  Servicer"  and
                                        "--Servicer Default" herein.

                                        The  Servicer  will be required to cause
                                        amounts collected on the Contracts to be
                                        deposited  to  the  Collection   Account
                                        maintained by the  Indenture  Trustee no
                                        later than two Business  Days  following
                                        the Servicer's  determination  that such
                                        amounts  relate to the  Contracts or the
                                        Equipment.  The Servicer  will also make
                                        advances  (each,  a "Servicer  Advance")
                                        for delinquent  Scheduled Payments,  but
                                        only to the extent it  determines in its
                                        sole  discretion that such advances will
                                        be  recoverable  in future  periods from
                                        Recoveries on the related Contract. Such
                                        Servicer  Advances are reimbursable from
                                        Available  Amounts as described  herein.
                                        See "The Transfer and Sale Agreement and
                                        Sale     and     Servicing     Agreement
                                        Generally--Collection      and     Other
                                        Servicing Procedures" herein.


         Repurchase or
         Substitution
         for Certain Breaches
         of Representations
         and Warranties..............   Pursuant  to  the   Transfer   and  Sale
                                        Agreement  and the  Sale  and  Servicing
                                        Agreement,  the Seller will be obligated
                                        to accept the reconveyance of a Contract
                                        and   the   interest   in  the   related
                                        Equipment from the Indenture Trustee and
                                        to deposit the corresponding  Repurchase
                                        Amount, if the interest of the Issuer or
                                        the  Noteholders  in any of the  related
                                        Equipment,  the related Contract, or the
                                        related   Contract  File  is  materially
                                        adversely  affected  by  a  breach  of a
                                        representation  or warranty  made by the
                                        Seller with respect to such Contract and
                                        if such breach has not been cured within
                                        90 days of discovery of such breach.  In
                                        the  alternative,  and at  the  Seller's
                                        option,  the  affected  Contract  may be
                                        replaced  with a Substitute  Contract of
                                        similar    characteristics   under   the
                                        standards    applicable   generally   to
                                        Substitute    Contracts   as   described
                                        herein.


         Maturity and
         Prepayment Conditions.......   CSAs are  generally  prepayable by their
                                        terms,   and   the   Servicer   will  be
                                        authorized  to  accept   prepayments  on
                                        Leases in  certain  circumstances.  Each
                                        prepayment   on  a  Contract,   if  such
                                        Contract is not replaced by the Issuer's
                                        reinvestment in a comparable  Additional
                                        Contract  as  described   herein,   will
                                        shorten the weighted  average  remaining
                                        term of the  Contracts  and the weighted
                                        average   life   of  the   Notes.   Such
                                        prepayments   of   principal   will   be
                                        included  in the  Available  Amounts and
                                        will be  payable  in whole or in part to
                                        Noteholders    on   the   Payment   Date
                                        following the Collection Period in which
                                        such  prepayment  was  received,  as set
                                        forth herein. The rate of prepayments on
                                        the  Contracts  will  also  be  affected
                                        under certain circumstances  relating to
                                        breaches of representations,  warranties
                                        or   covenants   with   respect  to  the
                                        Contracts,  since  the  Seller  will  be
                                        obligated   to   repurchase   materially
                                        adversely  affected  Contracts  from the
                                        Contract   Pool  unless  it  provides  a
                                        Substitute  Contract  for  the  Contract
                                        related to the  breached  representation
                                        or warranty.  Additionally,  the rate of
                                        payments on the  Contracts  will also be
                                        affected by the timing of  Recoveries on
                                        Defaulted  Contracts unless the Servicer
                                        provides a  Substitute  Contract for the
                                        Defaulted  Contract,  which substitution
                                        is in the sole and  absolute  discretion
                                        of   the   Servicer.   A   higher   than
                                        anticipated  rate  of  prepayments  will
                                        reduce  the ADCB of the  Contracts  more
                                        quickly than expected and thereby reduce
                                        anticipated  aggregate interest payments
                                        on the  Notes.  Any  reinvestment  risks
                                        resulting   from  a  faster   or  slower
                                        incidence  of  prepayment  of  Contracts
                                        will   be   borne    entirely   by   the
                                        Noteholders.   Such  reinvestment  risks
                                        include the risk that interest rates may
                                        be  lower  at  the  time  such   holders
                                        received payments from the Issuer than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

         Risk Factors................   See "Risk  Factors" for a discussion  of
                                        certain  material  risks that  should be
                                        considered   in   connection   with   an
                                        investment in the Notes offered hereby, including certain legal risks.


         Federal Income Tax
         Consequences................   In the  opinion  of  Brown  & Wood  LLP,
                                        federal tax  counsel to the Issuer,  for
                                        federal  income tax purposes,  the Notes
                                        will be  characterized  as debt, and the
                                        Issuer will not be  characterized  as an
                                        association   (or  a   publicly   traded
                                        partnership)  taxable as a  corporation.
                                        Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal Income Tax
                                        Consequences" herein.


         ERISA Considerations........   Subject to the considerations  discussed
                                        under "ERISA Considerations" herein, the
                                        Notes will be eligible for purchase by employee benefit plans. Any benefit plan fiduciary considering purchase of the
                                        Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code.
                                        See "ERISA Considerations" herein.


         Rating......................   It is a condition to the issuance of the
                                        Notes offered  hereunder  that the Class
                                        A-1  Notes be rated at least  "P-1"  and
                                        "F-1",  that the Class A-2 and Class A-3
                                        Notes be rated at least "Aaa" and "AAA",
                                        that the Class B Notes be rated at least
                                        _____  and  that  the  Class C Notes  be
                                        rated   at  least   _____   by   Moody's
                                        Investors Service,  Inc. and Fitch IBCA,
                                        Inc.,  respectively  (collectively,  the
                                        "Rating  Agencies").  A rating  is not a
                                        recommendation to purchase, hold or sell
                                        Notes  inasmuch  as such rating does not
                                        comment   as   to   market    price   or
                                        suitability  for a particular  investor.
                                        Ratings address the likelihood of timely
                                        payment  of  interest  and the  ultimate
                                        payment  of   principal   on  the  Notes
                                        pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "Rating of the Notes" herein.



                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors before investing in the Notes.

ABSENCE OF PUBLIC MARKET; LIMITED LIQUIDITY

         There is currently no public market for the Notes and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.

PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES

         Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received in advance of its scheduled due date and which will be applied on such due date), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under any Prepaid Contract, payments upon the liquidation of Defaulted Contracts (net of liquidation expenses), and payments upon repurchases by the Seller through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Transfer and Sale Agreement and the Sale and Servicing Agreement (any such voluntary or involuntary prepayment, purchase or termination, a "Prepayment"). The Servicer may permit the End-User under a Contract that is not prepayable by its terms to make an optional prepayment so long as such Prepayment is in an amount which is not less than the Prepayment Amount of the related Contract.


         The rate of early terminations of Contracts due to Prepayments (including Prepayments caused by defaults on Contracts) is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many Prepayments occur at the option or request of customers, whose motivations may not be known to the Servicer. No assurance can be given that Prepayments on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. In addition, since prevailing interest rates are subject to fluctuation, there can be no assurance that Noteholders will be able to reinvest the distributions on the Notes at yields equaling or exceeding the yields on the Notes. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, that the yields on the Notes. Noteholders will therefore bear all reinvestment risk resulting from the rate of Prepayments on the Contracts.


NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE NOTES

         A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (i.e., such as the performance of the Contracts or the Servicer) in the future so warrant. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "Rating of the Notes" herein.

SUBORDINATION OF THE CLASS B NOTES AND THE CLASS C NOTES

         To the extent described herein under the heading "Description of the Notes -- Allocations": (i) payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and (ii) payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes.


         Delinquencies and defaults on the Contracts could eliminate the protection offered the Class B Noteholders by the subordination of the Class C Notes, and such Class B Noteholders could incur losses on their investment as a result. Further, delinquencies and defaults on the Contracts could eliminate the protection offered the Class A Noteholders, by the subordination of the Class B Notes and the Class C Notes, and such Class A Noteholders could also incur losses on their investment as a result.


CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS

         The Contracts constituting the initial Contract Pool reflect concentrations of End-Users thereon located in the States of __________, _____ and __________ equal to ____%, ___% and ___%, respectively, of the ADCB of the Contract Pool as of the initial Cutoff Date. No other state accounts for more than 5.00% of the Contract Pool. To the extent adverse events or economic conditions particularly affect any of these states or the related geographic regions, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to Noteholders.

RATE AT WHICH EQUIPMENT BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE CONTRACTS AND THE NOTES; REINVESTMENT RISK

         Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. Such Prepayments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the Noteholders to reinvest such Prepayments in a less attractive interest rate environment. See "--Prepayments on the Contracts Affect the Yield of the Notes."

DECLINES IN MARKET VALUE OF EQUIPMENT; SHORTFALLS WITH
RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES


         In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the End-User under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance and may be subject to sudden, significant declines in value due to technological advances, the Servicer might not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. To the extent such deficiencies are realized, such deficiencies may create a shortfall with respect to payments on the Notes.


CERTAIN LEGAL RISKS

         Legal Risks Associated With Servicer's Retention of Contract Files. To facilitate servicing and reduce administrative costs, the Contract Files will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests described herein by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and the pledge of Trust Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. The Servicer's accounting records and computer files will be marked to reflect such conveyances and pledge. Because the Contract Files will remain in the Servicer's possession, however, if the Servicer, the Indenture Trustee or a third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party in violation of the Sale and Servicing Agreement and the Indenture, there is a risk that such party could acquire an interest in the Contracts that would have priority over that of the Noteholders. In such event, distributions to Noteholders could be adversely affected. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" herein.

         Legal Risks  Associated  With  Transfers of Interests in Equipment.  In
connection with the conveyance of the Contracts to the Trust, the Seller's right, title and interest in the related Equipment will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and pledged by the Trust to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee. See "Certain Legal Aspects of the Contracts--Transfers of Interests in Equipment" herein.

         Risk of Ineffective Sale in Vendor Bankruptcy. The Seller initially acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur and, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor's, the Issuer's and the Indenture Trustee's) interest in the Contracts. In addition, to the extent a Vendor has agreed under the related Vendor Assignment or Vendor Program Agreement to perform certain obligations in connection with its sale of Contracts to the Seller, application of federal and state bankruptcy and insolvency laws in the event of the bankruptcy of such Vendor could affect the interests of the Noteholders in the related Contracts if such laws result in any obligations being written off as uncollectible or result in delay in payments due in respect of such obligations. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy."

         Risk of Ineffective Sale in Bankruptcy of Mitsui Vendor Leasing. In the Transfer and Sale Agreement, the Seller will warrant that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. Also pursuant to the Transfer and Sale Agreement, the Seller and the Trust Depositor will covenant that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will agree to take all actions that are required under applicable law to perfect the Issuer's ownership interest in the Contracts. See "Certain Legal Aspects of the Contracts--Transfer of Contracts."

         If, however, the transfer of the Contracts to the Trust Depositor were treated as a pledge of the Contracts to secure a borrowing by the Seller, the distribution of proceeds of the Contracts to the Issuer (and hence the Noteholders) might be subject to the automatic stay provisions of the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code") in the event of a bankruptcy proceeding with respect to the Seller, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the Bankruptcy Code.

         Risk of Rejection of "True Leases." A bankruptcy trustee or debtor in possession under the Bankruptcy Code has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

         Certain Contracts may be "true leases" under applicable law and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a "true lease" under applicable law and which is originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor-in-possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.

         The Seller will represent as of the initial Cutoff Date that, in the Seller's reasonable judgment, the Discounted Contract Balance of the Contracts in the Contract Pool that are "true leases" under applicable law does not exceed __% of the ADCB of the Contract Pool as of such date.

         Risks Associated with Insolvency of the Trust Depositor or the Trust. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

         Certain States May Limit the Enforceability of Certain Lease Provisions. Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Seller's knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses (which clauses unconditionally obligate the lessee to make all Scheduled Payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.


RISKS ASSOCIATED WITH LIMITED ASSETS OF THE ISSUER -- NO RECOURSE TO MITSUI VENDOR LEASING OR ITS AFFILIATES

         Neither the Seller nor any of its affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by the Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Seller may be required to repurchase Contracts from the Trust Depositor (and the Trust
Depositor concurrently from the Trust) with respect to which such representations and warranties have been breached. See "The Transfer and Sale Agreement and the Sale and Servicing Agreement Generally--Representations and Warranties" herein. Because the Trust will be a limited purpose trust with no assets other than the Trust Assets, the Noteholders must rely solely upon the Contracts, the Equipment and related security described herein for payment of principal and interest on the Notes. If payments made or realized from the Contracts and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.


BOOK-ENTRY REGISTRATION -- NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH DTC, EUROCLEAR OR CEDEL

         The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."

                                 USE OF PROCEEDS

         The proceeds from the sale of the Notes, after paying the expenses of the Issuer and the Trust Depositor, will be paid to Trust Depositor and in turn the Seller in consideration of the transfer to the Trust of the Contracts and related rights.

                                    THE TRUST


         The Notes offered hereby will be issued by the Trust which will be established by the Trust Depositor at or prior to the Closing Date pursuant to the Trust Agreement. The Contract Pool will be formed and transferred to the Trust pursuant to the Sale and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

         The Trust will be organized as a business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. The Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes, (c) making distributions and payments thereon and
(d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings. As of the date of this Prospectus, Mitsui Vendor Leasing is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of Mitsui Vendor Leasing, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of Mitsui Vendor Leasing.


                                THE CONTRACT POOL

THE CONTRACTS


         The Contracts will be purchased by the Trust Depositor from the Seller on the Closing Date (and as of the initial Cutoff Date) under a transfer and sale agreement dated as of __________, 1998 (the " Transfer and Sale Agreement") between the Trust Depositor and the Seller, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts will in turn be purchased by the Trust from the Trust Depositor on the Closing Date (and as of the initial Cutoff Date) under a sale and servicing agreement dated as of ______________, 1998 (the "Sale and Servicing Agreement") among the Trust, the Trust Depositor, the Seller, the Servicer, the Back-up Servicer and the Indenture Trustee, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts have been and will be selected by the Seller from its portfolio of Contracts based on the criteria specified in the Transfer and Sale Agreement. See "The Transfer and Sale Agreement Generally--Representations and Warranties" and "--Concentration Amounts" herein which specifically describe the criteria for eligibility in the Contract Pool. The Seller will make certain representations and warranties concerning the Contracts, including that all of the Contracts are commercial, rather than consumer, leases or financing arrangements, and that no adverse selection process was employed in the selection of Contracts for sale under the Transfer and Sale Agreement.


         For further information regarding the Contracts, see "The Contracts Generally" herein and "The Contract Pool--Other Pool Data" below.

OTHER POOL DATA


         The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Cutoff Date and the Statistical Discount Rate. Certain Contracts included in the Contract Pool as of the initial Cutoff Date may be determined not to meet the eligibility requirements for the final Contract Pool, and may not be included in the final Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will in no case be greater than 5% (plus or minus) of the ADCB. The percentages and balances set forth in each of the following tables may not sum to the indicated totals due to rounding.


         Contracts representing approximately _____% of the ADCB of the Contract Pool as of the initial Cutoff Date provide for payments by the End-User thereunder on a basis other than monthly payments. The composition and distribution of the Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of Contract are set forth in the following tables and are reported as of the initial Cutoff Date. Classification by End-User industry and type of equipment are based on Mitsui Vendor Leasing's customary procedures for determining such classifications. The largest End-User industry concentration, which represents an ADCB of $__________ or ____% of the ADCB of the Contract Pool as of the initial Cutoff Date, relates to the industrial equipment industry. See "Risk Factors--Certain Risks Associated with Geographic or Industry Concentrations of Contracts" herein, and "The Contract Pool--Delinquency and Loss Information" below.


         None of the Contracts were originated outside the United States or were sold to an End-User located, or permits the related equipment to be located, outside the United States.

         At origination, the Contracts typically finance an amount substantially equal to the dealer invoiced cost of the related Equipment. The value of the Equipment may decline faster than the Discounted Contract Balance and may be subject to sudden, significant declines in value. See "Risk Factors --Declines in Market Value of Equipment; Shortfalls with respect to Available Amounts to pay Notes." The Equipment includes three general equipment categories: machining equipment, medical equipment and photographic equipment. Machining equipment consists of both cutting machines, such as lathes and grinders, and forming machines, such as press brakes. Medical equipment consists of ultrasound and mammography imagers and analyzers used for testing in laboratories. Photographic equipment consists of film processors used in retail sales locations for on-site photo processing. See "Distributions of Contracts by Equipment Type" in the tables below.



                        COMPOSITION OF THE CONTRACT POOL

                        ADCB                                    $___________
                 Number of Contracts                                   _____

       Weighted Average Original Term (Range)                          _____
                     (in months)

           Weighted Average Remaining Term                              ____
                 (Range)(in months)

         Average Discounted Contract Balance                         $______

                   DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE

                              Percentage of Number


         Number of                            ADCD                 Percentage of
         Contracts                                                      ADCD


CSAs         %                                $                         %
Leases       %                                $                         %
Total        %                                $                         %


        DISTRIBUTION OF CONTRACTS BY STATE IN WHICH END-USERS ARE LOCATED

         State                  Number of   Percentage of Number       Discounted                     Percentage
                                Contracts           of Contracts       Contract Balance                  of ADCB

        Alabama                                                %                      $                      %
        Alaska                                                 %                      $                      %
        Arizona                                                %                      $                      %
       Arkansas                                                %                      $                      %
      California                                               %                      $                      %
       Colorado                                                %                      $                      %
      Connecticut                                              %                      $                      %
       Delaware                                                %                      $                      %
 District of Columbia                                          %                      $                      %
        Florida                                                %                      $                      %
        Georgia                                                %                      $                      %
        Hawaii                                                 %                      $                      %
         Idaho                                                 %                      $                      %
       Illinois                                                %                      $                      %
        Indiana                                                %                      $                      %
         Iowa                                                  %                      $                      %
        Kansas                                                 %                      $                      %
       Kentucky                                                %                      $                      %
       Louisiana                                               %                      $                      %
         Maine                                                 %                      $                      %
       Maryland                                                %                      $                      %
     Massachusetts                                             %                      $                      %
       Michigan                                                %                      $                      %
       Minnesota                                               %                      $                      %
      Mississippi                                              %                      $                      %
       Missouri                                                %                      $                      %
        Montana                                                %                      $                      %
       Nebraska                                                %                      $                      %
        Nevada                                                 %                      $                      %
     New Hampshire                                             %                      $                      %
      New Jersey                                               %                      $                      %
      New Mexico                                               %                      $                      %
       New York                                                %                      $                      %
    North Carolina                                             %                      $                      %
     North Dakota                                              %                      $                      %
         Ohio                                                  %                      $                      %
       Oklahoma                                                %                      $                      %
        Oregon                                                 %                      $                      %
     Pennsylvania                                              %                      $                      %
     Rhode Island                                              %                      $                      %
    South Carolina                                             %                      $                      %
     South Dakota                                              %                      $                      %
       Tennessee                                               %                      $                      %
         Texas                                                 %                      $                      %
         Utah                                                  %                      $                      %
        Vermont                                                %                      $                      %
       Virginia                                                %                      $                      %
      Washington                                               %                      $                      %
     West Virginia                                             %                      $                      %
       Wisconsin                                               %                      $                      %
        Wyoming                                                %                      $                      %
                                   ------                   ----                      -                      -
         Total                                                 %                      $                      %


                   DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

      Equipment Type                    Number of        Percentage of          Discounted           Percentage of
                                        Contracts        Number of Contract     Contract Balance              ADCB

     Machining Centers                                               %                    $                     %
Miscellaneous Machine Tools                                          %                    $                     %
      Photo Finishing                                                %                    $                     %
    Medical Diagnostic                                               %                    $                     %
        Ultrasound

          Lathes                                                     %                    $                     %
   Miscellaneous Medical                                             %                    $                     %
        Diagnostic

    Metal Working Tools                                              %                    $                     %
    (Cutting Machinery)
          Milling                                                    %                    $                     %
     Battery Chargers                                                %                    $                     %
           Other                                                     %                    $                     %
                                              ---                    -                    -                  ----
           Total                                                     %                    $                     %

                                   DISTRIBUTION OF CONTRACTS BY CONTRACT BALANCE

    Discounted Contract           Number of               Percentage of           Discounted         Percentage of
           Balance                Contracts         Number of Contracts     Contract Balance                  ADCB
       $ 0 - $25,000                                                 %                    $                     %
     $25,001 - $50,000                                               %                    $                     %
     $50,001 - $75,000                                               %                    $                     %
    $75,001 - $100,000                                               %                    $                     %
    $100,001 - $150,000                                              %                    $                     %
    $150,001 - $200,000                                              %                    $                     %
    $200,001 - $250,000                                              %                    $                     %
    $250,001 - $300,000                                              %                    $                     %
    $300,001 - $350,000                                              %                    $                     %
    $350,001 - $400,000                                              %                    $                     %
   greater than $400,000                                             %                    $                     %
                                                                     -                    -                     -
           TOTAL                                                     %                    $                     %

                          DISTRIBUTION OF CONTRACTS BY
                       REMAINING MONTHS TO STATED MATURITY

Remaining Term    Number of Contracts        Percentage of           Discounted         Percentage of
   (Months)                            Number of Contracts     Contract Balance                  ADCB
    0-6                                                   %                    $                     %
   7-12                                                   %                    $                     %
  13-24                                                   %                    $                     %
  25-36                                                   %                    $                     %
  37-48                                                   %                    $                     %
  49-60                                                   %                    $                     %
  61-72                                                   %                    $                     %
  73-84                                                   %                    $                     %
                                      --                  -                    -                     -
  Total                                                   %                    $                     %


                                           DISTRIBUTION OF CONTRACTS BY
                                              ORIGINAL CONTRACT TERM

       Original Term              Number of           Percentage of         Discounted          Percentage of
         (Months)                  Contracts              Number of      Contract Balance            ADCB
                                                          Contracts
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
                                                                     %                    $                     %
           Total                                                     %                    $                     %


DELINQUENCY AND LOSS INFORMATION


         Set forth below is certain information regarding the delinquency and loss experience of Mitsui Vendor Leasing with respect to its portfolio of leases and/or loan contracts (including, but not limited to, the Contracts) for users of a variety of manufacturing, business and medical equipment, consisting primarily of machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines) and computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment). There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth below. Moreover, due to the acquisition of contract portfolios from various Vendors and the development of additional finance programs with various Vendors, the data set forth is not necessarily comparable on a year-to-year basis.



                                   MITSUI VENDOR LEASING (U.S.A.) INC. PORTFOLIO
                                               DELINQUENCY EXPERIENCE
                                                         AT

                          ------------------------------------------------------------------------------------------

                            June 30, 1998     December 31, 1997      December 31, 1996        December 31, 1995
                            -------------     -----------------      -----------------        -----------------
  Net Portfolio             $266,697,095        $253,174,525            $216,607,094            $137,386,576
  INVESTMENT(1)
  Delinquencies(2)

       31-60 days               3.43%               1.95%                  2.27%                    3.29%
       61-90 days               0.82%               0.65%                  0.33%                    2.21%
       Over 90 days             0.67%               0.72%                  0.24%                    0.85%
  Total (% of Net               4.92%               3.32%                  2.84%                    6.35%
  Portfolio Investment)
  (3)


---------------------
(1) Net Portfolio Investment equals the sum of the aggregate amount of all payments required to be made under the terms of the related contracts plus the booked residual value, if any, plus the unamortized initial direct costs, less the unearned income.

(2) Mitsui Vendor Leasing classifies contracts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the present value of all remaining scheduled payments discounted at the applicable contract rate and any past due amounts relating to such financing agreements. Delinquent contracts are written-off in their entirety when a determination is made that the contract is uncollectible. See "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" herein.

(3)      The percentages in any column may not total 100% due to rounding.


         For purposes of the following table, "gross losses" indicates the Net Portfolio Investment represented by those contracts that were written-off as uncollectible by Mitsui Vendor Leasing during the periods indicated, measured by the Net Portfolio Investment of each such contract outstanding at the time of such write-off; and "net losses" represents gross losses after giving effect to recoveries on such contracts from all sources, including vendor recourse, sales or other dispositions of the related equipment or recoveries on guarantees or other sources of credit enhancement for the related contract.


                  MITSUI VENDOR LEASING (U.S.A.) INC. PORTFOLIO
                                 LOSS EXPERIENCE
                                       FOR


                             -----------------------------------------------------------------------------------------
                                Six Months      Twelve Months Ended    Twelve Months Ended     Twelve Months Ended
                                   Ended         December 31, 1997      December 31, 1996       December 31, 1995
                               June 30, 1998

  Net Portfolio Investment      266,697,095         253,174,525             216,607,094             137,386,576
  (1)
  Gross Losses                  $    88,475      $      326,684         $       396,771         $       126,697
  Recoveries                    $    34,389      $      121,513         $       120,369         $         9,597
  Net Losses                    $    54,085      $      200,571         $       276,402         $       117,090
  Net Losses as a Percentage     0.04%(2)              0.09%                  0.16%                   0.12%
  of Average Net Portfolio
  Investment (3)

---------------------
(1) Net Portfolio Investment equals the sum of the aggregate amount of all payments required to be made under the terms of the related contracts plus the booked residual value, if any, plus the unamortized initial direct costs, less the unearned income.
(2)      Annualized.
(3) Average Portfolio Net Investment is the average of the Net Portfolio Investment beginning at the end of each period indicated.

         Mitsui Vendor Leasing's delinquency and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions in which it has end-user concentrations. Recently, for example, certain segments of the machine tool industry have evidenced declining demand and pricing. It cannot be predicted whether these or other trends will continue or increase with a resulting increase in delinquency and net loss levels.

         Proceeds from the resale or other disposition of the related equipment constitute a significant component of Mitsui Vendor Leasing's recoveries on defaulted contracts. The resale value of individual items of equipment may be subject to obsolescence and sudden, significant decreases in value, whether or not caused by changes in general economic conditions or conditions affecting particular industries or geographic areas. Contractual recourse to Vendors, if available, may be an additional source for recoveries on defaulted contracts. The availability of such recourse is subject to economic conditions affecting Vendors and the particular terms of the applicable Vendor Program Agreements. See "The Contracts Generally - Vendor Program Agreements".


THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY OR LOSS EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE. SEE "RISK FACTORS" AND "CERTAIN LEGAL ASPECTS OF THE CONTRACTS."

                             THE CONTRACTS GENERALLY

         The Issuer will be entitled to all collections in respect of the Contracts in the Contract Pool, except for (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority, (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller due on or after the applicable Cutoff Date for such Contracts, (iii) all late charges and certain other fees paid under the Contracts by the End-Users, (iv) collections (other than amounts paid by the Seller or Servicer) in respect of Ineligible Contracts, Warranty Contracts, Defaulted Contracts, Prepaid Contracts and Adjusted Contracts which have been conveyed to the Seller or the Servicer as described herein (amounts described in clauses (i) through (iv), "Excluded Amounts") and
(v) collections relating to payments which were scheduled to be made by the End-Users on the Contracts pursuant to the terms of such Contracts prior to the related Cutoff Date.

CONTRACTS


         The Contracts to be included in the Contract Pool are either leases ("Leases") or conditional sale agreements ("CSAs"). There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types, although each Contract included in the Contract Pool is required to be an "Eligible Contract" as of the applicable Cutoff Date.


         Contracts Generally. The initial terms of the Contracts in the Contract Pool generally range from one to seven years. Each Contract in the Contract Pool is originated in the ordinary course of business by the related Vendor on its standard, pre-printed forms and is assigned to the Seller pursuant to the related Vendor Program Agreements or, in the case of one Vendor, is assigned to the Seller as described below under "--Other Vendor Arrangements." The Contract forms set forth the description of the Equipment and the amount and number of rental or installment payments the End-User is unconditionally obligated to pay; provided that certain of the Contracts in the Contract Pool allow the End-User to terminate the Contract prior to its stated maturity under a formula which provides a return in excess of the rate of return that would be earned from receipt of the Scheduled Payments due under such Contract. Generally, each Scheduled Payment is due in arrears on a monthly basis from the End-User and represents the amortization, on a level basis, of the total amount than End-User is required to pay throughout the term of a Contract.


         While the terms and conditions of the Contracts do not generally permit modification or termination by the End-User, such modification or termination may be permitted with the consent of the Servicer. It is expected that the Servicer will be allowed to consider and accommodate these modifications and terminations with respect to Contracts included in the Contract Pool, pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer.

         Contracts generally include the End-User's undertaking, at its expense, or agreement to: (i) maintain the Equipment in accordance with manufacturer specifications; (ii) keep the Equipment free and clear of liens and encumbrances; (iii) pay all taxes related to the Contract payments and the Equipment; (iv) not modify the Equipment if that would change its originally intended use; (v) not dispose of the Equipment or assign the Contract; (vi) waive any rights to assert defects in the Equipment as a basis for setoff, counterclaim or nonperformance under the Contract; (vii) indemnify against liabilities arising from the use, possession or ownership of the Equipment; and
(viii) insure the Equipment against casualty loss and from liability claims in amounts customary to the End-User's business. The Contracts provide specifically identifiable events of default and remedies therefor. In most cases, the Seller is (or its assignees are) authorized to perform the End-User's obligations under the Contract at the End-User's expense, if it so elects, in cases where the End-User has failed to perform.


         The Leases to be included in the Contract Pool are substantially all "net leases" under which the End-User assumes responsibility for the Equipment as described in the preceding paragraph. Substantially all of the Leases are leases intended for security as defined in Section 1-201(37) of the UCC. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal. It is not expected that any Leases will be included in the Contract Pool that are "true leases" (that is, whereby the lessor bears the risk of ownership and takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee).

EQUIPMENT


         The Contracts cover a variety of new and used equipment relating primarily to machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines), computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) (collectively, the "Equipment"). All of the interests of the Seller in the Equipment (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust Depositor and in turn to the Issuer and then pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes.


VENDOR PROGRAM AGREEMENTS


         A substantial portion of the Contracts included in the Contract Pool (representing approximately __% of the ADCB of the Contract Pool as of the initial Cutoff Date) consist of Contracts originated by Vendors and assigned to the Seller pursuant to the Vendor Program Agreements. The Vendor Program Agreements are agreements between the Seller and equipment manufacturers, dealers and distributors ("Vendors") which provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment. The Vendor Program Agreements provide the Seller with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financing marketed directly to End-Users. Many of the Vendor Program Agreements provide various forms of support from the Vendor to the Seller, including representations and warranties by the Vendor in respect of the Contracts and related Equipment, credit support with respect to defaults by End-Users and Equipment repurchase and remarketing arrangements upon early termination of Contracts for default by the End-User. Some of the Vendor Program Agreements are exclusive and provide that the Seller will finance all of the Vendor's equipment sales (other than equipment sales financed independently by End-Users). Other Vendor Program Agreements are non-exclusive and permit the Vendor to finance its Equipment sales through other entities.


         Each  Vendor  Program  Agreement   generally   includes  the  following
provisions, among others:

                  1. Vendor representations, warranties and covenants regarding each Contract assigned to the Seller, including among other things that: the obligations of the End-User under the assigned Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned Contract was duly authorized and signed by the End-User.

                  2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned Contract, usually require the Vendor to repurchase the affected Contract for the Seller's investment balance in the Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

                  3. In the case of Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the Contract).

                  4. The right of the Seller to further assign its interests in assigned Contracts, all payments thereunder and any related interest in Equipment.

         In addition to the foregoing, a Vendor Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified Contracts, (i) by specifying that the assignment of the Contract from the Vendor to the Seller is with full recourse against the Vendor for such End-User defaults, (ii) by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the Contract, (iii) by inclusion of the Contract in an "ultimate net loss pool" ("UNL Pool") created under the Vendor Program Agreement or (iv) by providing for Vendor repurchase of the Contract or Vendor indemnification payments for breaches of certain representations and warranties made by the Vendor with respect to such Contract. In the event of an End-User default under a Contract which was assigned by the Vendor to the Seller subject to a UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against a UNL Pool with respect to Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that the UNL Pool will be available in the event of an End-User default under a Contract included in the Contract Pool.

OTHER VENDOR ARRANGEMENTS


         Some Contracts (representing approximately __% of the ADCB of the Contract Pool as of the initial Cutoff Date) have been originated by Vendors and assigned to the Seller without a Vendor Program Agreement in place. Like the assignments of Contracts under the Vendor Program Agreements, these Contracts are typically assigned by a Vendor Assignment from the Vendor. These Vendor Assignments will also generally contain many, if not all, of the representations, warranties and covenants typically contained in Vendor Program Agreements, as well as, in most cases, a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants and Vendor remarketing support in the event of an End-User default. These assignments may or may not provide recourse against the Vendor for End-User defaults.


CONTRACT FILES

         The Seller will indicate in the appropriate computer files relating to the Transferred Contracts that such Contracts have been transferred to the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes. The Seller will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which are included in the Contract Pool, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

COLLECTIONS ON CONTRACTS

         All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes--Allocations." Prepayments will be given effect as of the last day of the Collection Period in which they are received and Scheduled Payments of principal made in advance of their due date will be given effect on their due date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on the Notes, the aggregate amount of interest payments on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments,
Prepayments, made at the option or request of the related End-User or liquidations due to default, casualty and other events, the likelihood of which cannot be predicted. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Seller or the Servicer pursuant to the Transfer and Sale Agreement or Sale and Servicing Agreement, as applicable, of Ineligible Contracts, Warranty Contracts and Defaulted Contracts. In the event of a repurchase, the repurchase price will decrease the ADCB of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments on the Contracts Affect the Yield of the Notes."


         In the event a Contract becomes a Defaulted Contract, an Adjusted Contract or a Warranty Contract, the Seller or the Servicer, as applicable, will have the option to substitute for the affected Contract another of similar characteristics (a "Substitute Contract"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. In addition, the Servicer may at its option, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any Contract in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement (any such Contract for which there is an early termination or full prepayment, a "Prepaid Contract"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade. With respect to any Prepaid Contract the Servicer may at its option either (x) include such prepayment in full in the Available Amount for the related Payment Date or (y) reinvest the prepayment proceeds of such Prepaid Contract in one or more new Contracts having similar characteristics to such Prepaid Contract (each, an "Additional Contract"). The Additional Contracts and the Substitute Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being replaced and the monthly payments on the Additional Contracts and Substitute Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last Scheduled Payment which is not beyond the ____ ____ Payment Date, or to the extent the last Scheduled Payment on such Contract is due after the ____ ____ Payment Date, only Scheduled Payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract.

         The yield to maturity to the holders of the Notes will also be effected by the exercise of the Trust Depositor of its right of optional redemption of the Notes if the ADCB of the Contract Pool at such time is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date. See "Description of the Notes--Optional Redemption" herein.

         The following chart sets forth the percentage of the Initial Principal Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the C Notes which would be outstanding on the Payment Dates set forth below assuming a conditional payment rate (a "Conditional Payment Rate" or "CPR") of ____%, ____%, ____% and ____%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the initial Cutoff Date, assume that the Trust Depositor exercises its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is equal to 15% of the ADCB of the Contract Pool as of the initial Cutoff Date, assumes the Closing Date is _______ __, 1998 and is based upon the Statistical Discount Rate.


                                PERCENTAGE OF THE
                        INITIAL CLASS A PRINCIPAL AMOUNT,
                        INITIAL CLASS B PRINCIPAL AMOUNT,
                      AND INITIAL CLASS C PRINCIPAL AMOUNT
                      AT THE RESPECTIVE CPR SET FORTH BELOW

                                     % CPR                                   % CPR

     Distribution     Class   Class  Class Class  Class          Class   Class   Class  Class  Class
         Date          A-1     A-2    A-3    B      C             A-1    A-2     A-3      B      C

   Closing Date

                                     % CPR                                   % CPR

     Distribution   Class   Class  Class  Class  Class           Class  Class Class  Class Class
         Date         A-1     A-2    A-3    B      C              A-1    A-2    A-3    B     C

   Closing Date

WEIGHTED AVERAGE LIFE (YEARS)


         If the Trust Depositor does not exercise its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date, the average life of the Class A-1 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class A-2 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class A-3 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class B Notes would be ____ years, ____ years, ____ years and ____ years, and the average life of the Class C Notes would be ____ years, ____ years, ____ years and ____ years for the ____% CPR, ____% CPR, ____% CPR and ____% CPR scenarios, respectively.


         The weighted average life of a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class B Note or a Class C Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding Principal Amount of the Class A-1 Notes, outstanding Principal Amount of the Class A-2 Notes, outstanding Principal Amount of the Class A-3 Notes, outstanding Principal Amount of the Class B Notes or outstanding Principal Amount of the Class C Notes, as the case may be, on any given Payment Date by the number of months from the Closing Date to such Payment Date on which each such principal payment is made, (b) adding the results and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.

                       MITSUI VENDOR LEASING (U.S.A.) INC.

         Mitsui Vendor Leasing (U.S.A.) Inc. ("Mitsui Vendor Leasing," and in its capacity as the seller pursuant to the Transfer and Sale Agreement and as servicer pursuant to the Sale and Servicing Agreement, the "Seller" and the "Servicer," respectively) is a full service vendor leasing company which originates and manages asset-based financing. Mitsui Vendor Leasing acquires equipment leases and conditional sales contracts through various vendor programs covering primarily machine tool equipment, medical diagnostic equipment, photo-finishing equipment, plastic injection molding equipment, textile equipment and computer equipment.


         Mitsui Vendor Leasing, formerly known as Vendor Financial Services Corporation, was incorporated in December 1992 in the State of Delaware. In October 1993 it was acquired by Mitsui Leasing Capital Corporation (which acquired 95.1% of its voting capital stock) and The Sakura Bank Limited (which acquired 4.9% of its voting capital stock). Mitsui Leasing Capital Corporation is a wholly-owned subsidiary of Mitsui Leasing and Development, Limited. As of the date of this Prospectus, these shareholders continue to hold these respective percentages of Mitsui Vendor Leasing's voting capital stock.


         Mitsui Vendor Leasing's strategy has been to specialize in providing vendors with fully functional captive finance capabilities. In filling this need of vendors, Mitsui Vendor Leasing promotes a long-term, tightly coupled strategic alliance with its vendor customers and becomes integrated into the sales and administrative processes of these vendors.

         Mitsui Vendor Leasing's principal executive offices are located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

CREDIT UNDERWRITING PROCESS


         Mitsui Vendor Leasing's Risk Policy Manual provides the compliance standards to be followed by all Mitsui Vendor Leasing credit analysts relating to investment and risk management, credit underwriting and due diligence standards. The primary factors involved in the extension of credit are (in order of importance) (1) the credit strength of the underlying user of the Equipment (each, an "End-User"), (2) the value of the equipment to be financed including Vendor equipment remarketing support and (3) Vendor recourse.


         A credit analyst must underwrite all credit requests. Each credit analyst has an assigned approval authority based on experience and seniority (reflecting an understanding of Mitsui Vendor Leasing's business), including credit approval limits, applicable single transaction size and individual End-User exposure. Personnel at Mitsui Vendor Leasing's offices have credit approval authority up to $2,000,000.

         Credit review procedures require the preparation of a credit application setting out the structure and purpose of the transaction, the background and business of the proposed End-User and the reasons for recommending approval. Credit scoring is not used. In general, transactions in excess of $75,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, information from credit reporting agencies, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require financial disclosure by their principals. An approval may contain restrictive conditions including a reduced financing term, related party guarantees or down payments.

         In initially establishing a Vendor Program Agreement or other form of financing arrangement with a Vendor, Mitsui Vendor Leasing completes a formal underwriting review of such Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor Program Agreement. This review encompasses financial information analysis, equipment evaluation, a review of the quality of the End-User customer base and of relevant industry data. Vendors are generally required to be established in their field and must market industry-accepted equipment or other products. The Vendor must have sufficient financial resources to support the financing relationship contemplated by Mitsui Vendor Leasing, and the Vendor's equipment must maintain a substantial market position or in some other appropriate manner demonstrate marketplace acceptance.

DOCUMENTATION AND PRICING

         Most Contracts are written as full-payout finance leases, although in some instances they are documented as CSAs (see "The Contracts Generally"
above). Mitsui Vendor Leasing's documentation department both originates Contracts for Vendors that do not have such capabilities and reviews Vendor originated documentation. As a key control point within Mitsui Vendor Leasing, pricing and credit approval is verified by this group and, when all requirements are satisfied, transaction funding is authorized.

         The interest rate to be received by Mitsui Vendor Leasing, or yield at which Mitsui Vendor Leasing acquires a Contract from a Vendor, is set at the time the End-User credit is approved. The Mitsui Vendor Leasing buy rate is generally not the same rate as the End-User is paying under the Contract; consequently, the Mitsui Vendor Leasing buy rate may result in the Vendor receiving an amount other than the invoice cost of the equipment. End of the Contract term fixed equipment purchase options under Contracts are priced at no more than such fixed amount. Most Contracts acquired by Mitsui Vendor Leasing provide for a end of Contract term fixed equipment purchase option (see "The Contracts Generally" above).

PAYMENT PROCESSING

         Payments by End-Users of amounts payable under their respective Contracts are made by check mailed to a Mitsui Vendor Leasing post office box or by wire transfer to a Mitsui Vendor Leasing lock-box account. Invoices are mailed to End-Users instructing the End-Users to forward payments to such Mitsui Vendor Leasing post office box for processing by the lock-box bank at which such Mitsui Vendor Leasing lock-box account is maintained. End-Users that wish to remit by wire transfer are provided with wire transfer instructions to remit to such Mitsui Vendor Leasing lock-box account.

         Invoices sent to End-Users contain a remittance advice. The lock-box bank processes the deposits and credits Mitsui Vendor Leasing's lock-box account daily. The lock-box bank transmits the data electronically to Mitsui Vendor Leasing's accounts receivable system. Mitsui Vendor Leasing's accounts receivable system matches remittance information to cash deposits and applies payments to End-User accounts. The following day, a daily summary of deposits received by the lock-box bank is forwarded to Mitsui Vendor Leasing, together with copies of checks and remittance advices and any other information passed along with the payment. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by Mitsui Vendor Leasing.

CONTRACT COLLECTIONS

         Portfolio administrators are responsible for monitoring any change in the status of a Contract as well as collection of delinquent Contracts. Information on the activity of the Mitsui Vendor Leasing portfolio is available through lease management software licensed by Mitsui Vendor Leasing. All collection activity is entered into the system which includes collection tracking capabilities. Portfolio administrators have available at their computer terminals the latest status and collection history on each Contract and related End-User. Activity notes are input directly into the collection system in order to facilitate monitoring of routine collection activity. Monthly portfolio quality review meetings are held with senior managers to review the status of various Contracts and related End-Users and of repossessed Equipment.


         When a payment is determined to not have been received within 10 days of its contractual due date, Mitsui Vendor Leasing's lease management system automatically assesses a late charge and generates a computerized invoice which is sent directly to the End-User. Telephone contact is normally initiated when a Contract payment is 15 days past due. Generally, a demand letter is sent to the End-User and all guarantors when a Contract payment becomes 45 days past due. Telephone contact will be continued throughout the delinquency period. In most instances Mitsui Vendor Leasing will accelerate and demand payment from the End-User of the balance due under a Contract when a Contract payment becomes more than 90 days past due, but such action may be initiated more quickly, which subjects the End-User to repossession of equipment and legal action to collect the balance due.


         Mitsui Vendor Leasing's Risk Policy Manual provides the compliance standards to be followed by all Mitsui Vendor Leasing portfolio administrators relating to the rewriting of transactions, transfers of interest and the extension of time to make payments due under contracts. The approval required in the case of End-User requests for contract restructuring or payment rescheduling is the same as that required for a new transaction. Such restructuring or rescheduling generally will only be approved in cases where it is believed that an End-User's financial difficulties are only temporary and that the equipment value will not be seriously impaired by such undertaking.

WRITE-OFF POLICY

         Mitsui Vendor Leasing's Credit and Collections Manual provides the standards to be followed for write-off of a Contract balance, or a portion thereof as uncollectible. Generally, such write-off is deemed appropriate when one of two conditions is present. The first condition is when Mitsui Vendor Leasing has determined that all or a portion of a receivable is uncollectible. The second is when there is uncertainty as to the source or timing of the eventual payoff of the Contract but certainty that such payoff, if it occurs, will be protracted as described below. Mitsui Vendor Leasing's classification system is designed so that when a Contract (or any portion thereof) is classified as a loss, it must be written off as uncollectible within 30 days after such classification.

         When a Scheduled Payment under a Contract reaches 180 days contractually past due, the portion of the account that exceeds the net asset value of the related Equipment must be classified as a loss and written-off as uncollectible. Mitsui Vendor Leasing then generally takes a reasonable period of time (up to 6 months) to liquidate such Equipment. If after such period the Equipment has not been liquidated, then the liquidation effort is considered protracted and the remaining balance of the account is written-off in full (regardless of the net asset value of Equipment securing the Contract).

                               THE TRUST DEPOSITOR

         Mitsui Vendor Leasing Funding Corp. II (the "Trust Depositor") is incorporated under the laws of the State of Delaware and is a wholly owned subsidiary of the Seller. On the Closing Date, the Contracts and related interests described herein will be transferred by the Seller to the Trust Depositor, and in return the Trust Depositor will pay to the Seller the net proceeds received from the offering and sale of the Notes. See "Use of Proceeds" herein.

         The Trust Depositor has been formed solely for the purposes of the transactions described in this Prospectus; and under its incorporation documents and the Sale and Servicing Agreement, the Trust Depositor is not permitted to engage in any activity other than (i) acquiring the Contracts and related interests described herein, (ii) transferring and conveying the Contracts and related interests described herein and its rights under the Transfer and Sale Agreement to the Trust, and (iii) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of the Trust and the issuance of the Notes. The Trust Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes and will have no significant assets other than those conveyed to the Trust.

                            DESCRIPTION OF THE NOTES

         The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Sale and Servicing Agreement and the Indenture (the "Operative Documents"). Forms of the Operative Documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Notes will consist of three Classes: the Class A Notes, the Class B Notes and the Class C Notes. The Class A Notes are further divided into three sub-Classes: the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. The Notes will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. The following summary describes the material terms of the Notes and is qualified in its entirety by reference to the Operative Documents.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositary selected by the Issuer, the "Depositary"), except as set forth below under the heading "--Definitive Notes." The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede & Co. See "--Book-Entry Registration" and "--Definitive Notes" below.

         The Indenture Trustee will be granted a first priority lien on the Trust Assets to secure the Notes. Distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Issuer only and do not represent interests in or obligations of the Seller, the Servicer, the Trust Depositor, or any affiliate thereof.

INTEREST


         Interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will accrue on the outstanding Principal Amount thereof as of the preceding Payment Date (after giving effect to all distributions and allocations on such date) (or, in the case of the initial Payment Date, as of the Closing Date) at the applicable Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, respectively, on the basis of a year of 360 days consisting of twelve 30 day months from and including the most recent Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the following Payment Date (each period for which interest accrues on the Notes, an "Accrual Period"), except that interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Accrual Period divided by 360. Interest on the Notes will be payable on each Payment Date to the holders of record of the Class A Notes (the "Class A Noteholders"), the holders of record of the Class B Notes (the "Class B Noteholders") and the holders of record of the Class C Notes (the "Class C Noteholders"; together with the Class A Noteholders and the Class B Noteholders, the "Noteholders") as of the related Record Date.


         Interest on the Class A Notes is payable on a Payment Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicing Fee). Interest on the Class B Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A Notes. Interest on the Class C Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A Notes and the Class B Notes.


         If on any Payment Date, after any unpaid Servicer Advances and the Servicing Fee have been paid, Available Amounts are insufficient to pay all interest due on the Notes, the remaining Available Amounts will be allocated first to pay all interest due on the Class A Notes (and will be allocated among each Class of the Class A Notes pro rata based on the ratio of the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole), second to pay all interest due on the Class B Notes, and third to pay all interest due on the Class C Notes.


PRINCIPAL


         The stated maturity of the Class A-1 Notes is the Payment Date; the stated maturity of the Class A-2 Notes is the Payment Date; the stated maturity of each other Class of Notes is the Payment Date. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes (other than the Class A-1 Notes) would occur earlier than stated maturity.

         Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of any unpaid Servicer Advances, the Servicing Fee and interest payments due on the Notes. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount. Principal of the Class C Notes will be payable on each Payment Date in an amount equal to the Class C Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of any unpaid Servicer Advances, the Servicing Fee, interest payments due on the Notes, and the payment of the Class A Principal Payment Amount and the Class B Principal Payment Amount. See "--Allocations" herein.

         As a result of the levels of the Applicable Percentage described below, all amounts to be distributed as principal of the Notes will be distributed on the Class A-1 Notes until the Class A-1 Notes are paid in full. In addition, failure to pay the Class A Principal Payment Amount, the Class B Principal Payment Amount or the Class C Principal Payment Amount on any Payment Date prior to the stated maturity date for such Class of Notes will not constitute an Event of Default under the Indenture, except to the extent caused by any failure to remit or allocate Available Amounts to be used to make such Class A Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount. See "--Events of Default."


         As used herein, the following terms shall have the following meanings:

                  The "ADCB" means, with respect to the Contracts, the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

                  The "Aggregate Principal Paydown Amount" means, for any Payment Date, an amount (not less than zero) equal to (a) the ADCB of the Contract Pool as of the beginning of business on the first day of the immediately preceding Collection Period, minus (b) the ADCB of the Contract Pool as of the close of business on the last day of the immediately preceding Collection Period. Such decline in the ADCB of the Contract Pool for such immediately preceding Collection Period may be through payment, prepayment, default and writeoff, determination of ineligibility, substitution or addition of the Contracts or as may otherwise be described herein.


                  The "Applicable Percentage" means, (i) for the Class A Notes, 100% until the Class A-1 Notes are paid in full, and thereafter _____%,
         (ii) for the Class B Notes, 0% until the Class A-1 Notes are paid in full, and thereafter _____%, and (iii) for the Class C Notes, 0% until the Class A-1 Notes are paid in full, and thereafter ____%.


                  "Class A Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the aggregate Principal Amount of the Class A Notes and (b) (i) the Applicable Percentage for the Class A Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

                  "Class B Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the Principal Amount of the Class B Notes and (b) (i) the Applicable Percentage for the Class B Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

                  "Class C Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the Principal Amount of the Class C Notes and (b) (i) the Applicable Percentage for the Class C Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.


                   "Discounted Contract Balance" means with respect to any Contract, (a) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date but not later than the ____________ _______ Payment Date, discounted monthly at the Discount Rate and (b) as of any other date of determination, the sum of (i) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination but not later than the ____________ _______ Payment Date, discounted monthly at the Discount Rate and (ii) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination that have not then been received by the Servicer; provided that the Discounted Contract Balance of any Defaulted Contract will be equal to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:


                  (a) All payments due in any Collection Period are due on the last day of the Collection Period;

                  (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

                  "Principal Amount" of a Class of Notes means, as of any date, the aggregate initial principal amount thereof reduced by the aggregate amount of any Distributions applied in reduction of such principal amount on or prior to such date.

                  "Scheduled Payments" means, with respect to any Contract, rent or financing payment (whether attributable to principal or interest) scheduled to be made by the related End-User under the terms of such Contract after the related Cutoff Date; provided that Scheduled Payments will not include any Excluded Amounts. Substantially all of the Contracts included in the Contract Pool provide for Scheduled Payments to be made monthly.

ALLOCATIONS

         As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing. So long as no Event of Default or Restricting Event has occurred and is continuing, on the second Business Day prior to each Payment Date (each, a "Determination Date"), the Servicer shall instruct the Indenture Trustee to withdraw, and on such Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Payment Date, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):


                  (A) pay to the Owner Trustee, the Indenture Trustee and the Administrator, the amount of any unpaid fees and expenses;

                  (B) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

                  (C) pay to the Servicer, the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;

                  (D) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes pro rata based on the ratio of the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole;

                  (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (G) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) the Class A Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class A Principal Payment Amount from prior Payment Dates;

                  (H) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, an amount equal to (i) the Class B Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class B Principal Payment Amount from prior Payment Dates;

                  (I) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, an amount equal to (i) the Class C Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class C Principal Payment Amount from prior Payment Dates; and

                  (J) Available Amounts remaining, after the allocations described in paragraphs (A) through (I) above, shall be paid to the holder of the subordinate interests in the Trust (which will initially be the Trust Depositor) and will thereafter not be available to make payments in respect of the Notes or otherwise be part of Available Amounts.


         So long as no Event of Default or Restricting Event has occurred and is continuing, on each Payment Date the Class A Principal Payment Amount will be allocated sequentially among the Class A-1, Class A-2 and Class A-3 Notes so that the entire Class A Principal Payment Amount will be allocated, first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, second, to the Class A-2 Notes until the Class A-2 Notes are paid in full and, third, to the Class A-3 Notes until the Class A-3 Notes are paid in full.

         As used herein, "Available Amounts" means as of any Payment Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments, but excluding the Excluded Amounts due on or before, as well as Prepayments received on or before, the last day of the Collection Period immediately preceding such Payment Date (in each case other than Excluded Amounts); (ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date; and (iii) such amounts as from time to time may be held in the Collection Account, together with earnings on funds therein.

         Pursuant to the Indenture, on each Payment Date the Indenture Trustee will distribute all amounts paid to it on behalf of any one of the Class A-1, Class A-2, Class A-3, Class B or Class C Notes as described in the foregoing paragraphs to the Noteholders of such Class pro rata in accordance with the respective amounts owed thereto.

         Following an Event of Default or Restricting Event. On each Determination Date after the occurrence and during the continuance of an Event of Default or Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the related Payment Date the Indenture Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):


                  (A) pay to the Owner Trustee, the Indenture Trustee and the Administrator, the amount of any unpaid fees and expenses;


                  (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;


                  (C) pay to the Servicer, the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;


                  (D) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes pro rata based on the ratio of the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole;

                  (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;


                  (G) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate Principal Amount of the Class A Notes has been paid in full; with all amounts paid as described in this clause to be allocated first to the Class A-1 Notes until the Class A-1 Notes have been paid in full and then among the Class A-2 and Class A-3 Notes, pro rata, based on the outstanding principal amounts thereof;


                  (H) after the Class A Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class B
                           Notes,  an amount  equal to all  remaining  Available
                           Amounts for such Payment Date, until the aggregate Principal Amount of the Class B Notes has been paid in full; and

                  (I) after the Class B Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class C
                           Notes, an amount equal to all remaining Available Amounts until the aggregate Principal Amount of the Class C Notes has been paid in full.


DEFAULTED CONTRACTS


         A Contract will be deemed to be in default (a "Defaulted  Contract") if
(i) it is more than 120 days past due; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" above.


         Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of the related Equipment on behalf of the Issuer. In the event of a failure to pay and an inability to collect amounts due from the End-User, the Trust will dependent on recoveries from the sale of the related Equipment and, if available, Insurance Proceeds and amounts received in respect of Vendor recourse to pay the Discounted Contract Balance and any delinquent Scheduled Payments or other amounts due on the Defaulted Contract. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other property, Insurance Proceeds and amounts subsequently received pursuant to a Vendor Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer, such recoveries net of such amounts, "Recoveries") shall be deemed to be Available Amounts.


COLLECTION ACCOUNT

         The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, with an office or branch of a depositary institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a segregated corporate trust account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders; provided that at all times such depositary institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating
Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC," and any such depositary institution or trust company, a "Qualified Institution"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depositary institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Indenture Trustee's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or banker's acceptances issued by any depositary institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity the commercial paper of which has the highest rating from the Rating Agency, (viii) eligible repurchase agreements and
(ix) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.

REPLACEMENT ACCOUNTS

         If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Indenture Trustee (as the case may be) shall, within ten Business Days, establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT

         Allocations of Available Amounts will be made as described above under "--Allocations--As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under "--Allocations--Following an Event of Default or Restricting Event." An "Event of Default" refers to any of the following events:

                  (a) failure to pay on each Payment Date the full amount of accrued and unpaid interest on any Class A Note, Class B Note or Class C Note;

                  (b) failure to pay the Principal Amount of any Note, if any, on its related stated maturity date;

                  (c) (i) failure on the part of the Seller or the Servicer to make any payment or deposit required under the Sale and Servicing Agreement or the Indenture within three (3) Business Days after the date the payment or deposit is required to be made or (ii) failure on the part of the Seller, the Servicer or the Issuer to observe or perform any other covenants or agreements of such entity set forth in the Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided that only a five (5) day cure period shall apply in the case of a failure by the Seller or the Issuer to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

                  (d) any representation or warranty made by the Issuer, the Trust Depositor or the Seller in the Sale and Servicing Agreement or the Indenture or any information required to be given by the Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice (it being understood and acknowledged that, if any such breach occurs with respect to one or more Contracts, the Seller, through the Trust Depositor, may remedy such breach by the repurchase of such Contracts during such period in accordance with the provisions of the Sale and
                           Servicing Agreement and the Transfer and Sale Agreement);

                  (e) if a conservator, receiver or liquidator of the Seller, the Issuer or the Trust was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Seller, the Issuer or the Trust were to occur (an "Insolvency Event"); or

                  (f) the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         An Event of Default may be waived if the Required Controlling Holders provide written notice to the Issuer, the Trust Depositor, the Servicer and the Indenture Trustee of such waiver. In the event the Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Issuer, the Servicer and the Sellers.

         If an Insolvency Event relating to the Trust Depositor or the Issuer occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Trustee of the Insolvency Event, and the Indenture Trustee will, if directed by the Required Controlling Holders, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

         As used herein, "Required Controlling Holders" means (i) prior to the payment in full of the Class A Notes outstanding, Class A Noteholders evidencing more than 66 2/3% of the Principal Amount of the Class A Notes, (ii) from and after the payment in full of the Class A Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the Principal Amount of the Class B Notes outstanding and (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the Principal Amount of the Class C Notes outstanding.

RESTRICTING EVENTS

         Prior to the occurrence of a Restricting Event, allocations of Available Amounts will be made as described above under "--Allocations--As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under "--Allocations--Following an Event of Default or Restricting Event." A "Restricting Event" refers to any of the following events:

         (a) as of any Payment Date, the weighted average ADCB during the three (3) preceding Collection Periods of all Contracts in respect to which a Scheduled Payment is more than sixty (60) days past due at any time during such three (3) preceding Collection Periods, exceeds ___% of the weighted average of ADCB of all Contracts in the Contract Pool during such three Collection Periods; or


         (b) as of any Payment Date, the product of (i) two (2) multiplied by (ii) the difference between (x) the sum of the ADCB for each of the six (6) preceding Collection Periods of all Contracts that became Defaulted Contracts during such six (6) preceding Collection Periods and (y) Recoveries received during such six preceding Collection Periods on account of all Defaulted Contracts, exceeds ____% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods; or


         (c)      a Servicer Default has occurred and is continuing.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


         The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "Servicing Fee") calculated monthly, and payable on each Payment Date, in an amount equal to the product of (i) one-twelfth, (ii) _____% (such percentage, the "Servicing Fee Percentage") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Payment Date with respect to each Collection Period from the Collection Account. In addition as compensation for acting as Servicer, the Servicer will be entitled to all late charges, documentation fees, administrative charges and extension fees paid by the End-Users.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee, Owner Trustee, the Administrator and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay for such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust or the Noteholders, the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Mitsui Vendor Leasing is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or the Owner Trustee (the "Trustees"), such Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders be liable to the Trustees for the Servicer's payment of such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all purposes of the Sale and Servicing Agreement.


RECORD DATE

         Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes (each, a "Distribution") will be made to DTC in immediately available funds. See "Description of the Notes--Book-Entry Registration."

OPTIONAL REDEMPTION


         The Trust Depositor may repurchase all remaining Contracts and related assets, and thus effect the early redemption of the Notes on any Payment Date on or after which the ADCB of the Contract Pool is equal to 15% or less of the ADCB of the Contract Pool as of the initial Cutoff Date. The price at which the Trust Depositor will be required to purchase the Contracts in order to exercise such option will be equal to the greater of (i) the ADCB of the Contract Pool and
(ii) the amount that when applied pursuant to the Indenture together with all other amounts available thereunder will be sufficient to redeem the Notes at a price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.


REPORTS

         No later than the third Business Day prior to each Payment Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Contract Pool and the Notes, including: (i) the ADCB (A) as of the end of the related Collection Period and (B) as of the end of the second Collection Period preceding such Payment Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts held by the Issuer which were more than 30, 60, and 90 days delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Period; (v) the monthly Servicing Fee for such Collection Period; and (vi) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).

         With respect to each Payment Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to interest on the Notes and each Class thereof; and (iii) the amount allocable to principal on the Notes and each Class thereof. On each Payment Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

         On or before ______ 31 of each calendar year, commencing _______ 31, 1999, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Certain Federal Income Tax Matters."

LIST OF NOTEHOLDERS

         At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

BOOK-ENTRY REGISTRATION

         Noteholders  may only  hold  their  Notes  through  DTC (in the  United
States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class A-3 Note or Notes, the global Class B Note or Notes, and the global Class C Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences."

         Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class B Noteholder and Class C Noteholder will be Cede & Co., as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes or Class C Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class B Noteholders or Class C Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

         DTC has advised the Trust Depositor that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class B Noteholder or Class C Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes, Class B Notes or Class C Notes are credited. Additionally, DTC has advised the Trust Depositor that it may take actions with respect to percentage interests in any particular Class of the Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.

         CEDEL is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates, and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Except as required by law, none of the Indenture Trustee, the Servicer, the Seller, the Trust Depositor or the Owner Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

DEFINITIVE NOTES


         The Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer (through the Administrator) advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer (through the Administrator) at its option elects to terminate the book-entry system through DTC.


         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for re-registration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "Holders"). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

         Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

         Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ADMINISTRATION AGREEMENT


         Mitsui Vendor Leasing, in its capacity as administrator (in such capacity, the "Administrator"), will enter into an administration agreement (the "Administration Agreement") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the Trust and filing tax returns for the Trust. As compensation for the performance of the
Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Servicer out of the Servicing Fee, if available, and will not be separately payable from or reduce the Amount Available.


                       THE TRANSFER AND SALE AGREEMENT AND
                     SALE AND SERVICING AGREEMENT GENERALLY


         The following is a summary of the material terms of the Transfer and Sale Agreement and Sale and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Sale and Servicing Agreement, respectively.


CONVEYANCE OF CONTRACTS


         Pursuant to the Transfer and Sale Agreement, the Seller will sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in the Transfer and Sale Agreement) all of the Seller's right, title and interest in and to (i) the Contracts (including all Additional Contracts and Substitute Contracts, if any), (ii) all monies due or to become due in payment of such Contracts on and after the related Cutoff Date, any Prepayments, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the related Cutoff Date and any Excluded Amounts, (iii) the related Equipment (which may be limited to a security interest therein), including all proceeds from any sale or other disposition of such Equipment, (iv) any related documents delivered to the Seller or held by the Servicer with respect to each such Contract (the "Contract Files"), (v) any proceeds with respect to each such Contract under any related Vendor Assignment, Vendor Program Agreement and any other guarantee or similar credit enhancement with respect thereto, (vi) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "Insurance Proceeds") and (vii) all income and proceeds of the foregoing. Pursuant to the Sale and Servicing Agreement, the Trust Depositor in turn will sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly set forth in the Sale and Servicing Agreement) the assets described in clauses (i) through (vii) in the preceding sentence and its rights under the Transfer and Sale Agreement
(referred to collectively as the "Transferred Assets"). Pursuant to the Indenture, the Issuer will grant a lien on (i) the Transferred Assets and (ii) such amounts as from time to time may be held in the Collection Account, together with any net investment earnings on funds therein, (iii) the rights of the Issuer under the Sale and Servicing Agreement, and (iv) proceeds of any of the foregoing (collectively, the "Trust Assets"), in favor of the Indenture Trustee to secure payment of its obligations under the Notes and the Indenture. For a description of Excluded Amounts, see "The Contracts Generally".

         The Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. From and after the conveyance of any Contracts to the Trust Depositor, the Seller will cause its computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Issuer (and have been pledged by the Issuer to the Indenture Trustee under the Indenture), and prior to conveyance the Seller or the Trust Depositor will file UCC financing statements reflecting (A) the conveyance to the Trust Depositor pursuant to the Transfer and Sale Agreement of the Transferred Assets (other than the Trust Depositor's rights under the Transfer and Sale Agreement),
(B) the conveyance to the Issuer pursuant to the Sale and Servicing Agreement of Transferred Assets and (C) the grant of a lien thereon and other Trust Assets in favor of the Indenture Trustee pursuant to the Indenture. The Seller will notate in the appropriate computer files relating to the Contracts, that all interests in the Contracts have been conveyed to the Issuer pursuant to the Sale and Servicing Agreement and have been pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. See "Certain Legal Aspects of the Contracts."


REPRESENTATIONS AND WARRANTIES


         The Seller has made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and the Seller will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract and Substitute Contract as of its related Cutoff Date, including that:
(i) the information with respect to the Contracts listed on the Schedule of Contracts attached to the Sale and Servicing Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) no Scheduled Payment related to the Contract is (A) as of the date of sale or transfer more than 60 days delinquent, (B) a payment as to which the related Equipment has been repossessed or (C) a payment as to which the related Equipment has been charged-off in accordance with the credit and collection policies of the Servicer; (iv) no provision of the Contract has been either waived, altered or modified in any respect, except as allowed under the Credit and Collection policies of the Servicer and by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the End-User and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, insolvency or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract;
(vii) the Contract, at the time it was made, did not violate the laws of the United States or any state in any manner which would materially and adversely affect the enforceability or collectibility of such Contract; (viii) (A) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other person and (B) such contract is secured by a fully perfected Lien of the first priority on the related Equipment (except to the extent such perfection is not required in accordance with the applicable End-User UCC Filing Requirement); (ix) all filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected Lien or ownership interest in the Contracts and a first priority perfected security interest in the Seller's interest in the Equipment have been made, taken or performed; (x) the End-User is not to the Seller's knowledge, subject to bankruptcy or other insolvency proceedings; (xi) the Contract is a U.S. dollar-denominated obligation and the related End-User's billing address is in the United States; (xii) the Contract provides for periodic Scheduled Payments to be made, which are principally due and payable on a monthly or quarterly basis; (xiii) the Contract does not require the prior written consent of an End-User or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Issuer); (xiv) the obligations of the related End-User under such Contract are irrevocable and unconditional and non-cancelable (without the right to set off for any reason and net of any maintenance or cost per copy charges); (xv) the Contract does not have a stated maturity of longer than [___] months; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the End-User under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment; (xviii) such Contract provides that in the event of a casualty loss in respect of the related Equipment, the End-User is required to repair or replace the related Equipment or pay an amount not less than the present value of all remaining Scheduled Payments discounted at the Discount Rate plus any past due amounts as of the date of determination; (xix) the Contract constitutes chattel paper, an account, or a general intangible as defined under the UCC and if the Contract constitutes "chattel paper" for purposes of the UCC, there exists an original counterpart of the Contract in the Contract file; (xx) no Contract is a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC; (xxi) each Lease is a "triple net lease" under which the End-User is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment, which in all cases shall include the payment of any taxes with respect to such Equipment; (xxii) no Contract permits the End-User to make a prepayment of such Contract in full in an amount less than the Prepayment Amount; (xxiii) [subject to revision] [by the Closing Date or the related Cutoff Date (as applicable), the portions of the electronic master record of the Seller relating to such Contract will have been clearly and unambiguously marked to show that such Contract constitutes part of the Trust Assets and is owned by the Trust in accordance with the terms of the Sale and Servicing Agreement]; (xxiv) [subject to revision] [the computer tape prepared by the Seller and containing information with respect to such Contract that was made available by the Seller to the Indenture Trustee on the Closing Date or the related Cutoff Date (as applicable) and was used to select such Contract was complete and accurate in all material respects as of the applicable Cut-off Date]; (xxv) such Contract was originated directly by the Seller or acquired by the Seller pursuant to a Vendor Program Agreement and has sold and assigned by the Seller to the Trust Depositor without any fraud or misrepresentation on the part of the Seller; (xxvi) such Contract is not subject to any guarantee by the Seller nor has the Seller established any specific credit reserve with respect to the related End-User; (xxvii) such Contract provides that (A) the Seller (or its assignees) may accelerate all remaining Scheduled Payments if the related End-User is in default under any of its obligations under such Contract and (B) the related End-User may not elect to utilize its security deposit to offset any remaining Scheduled Payment; (xxviii) the related End-User is required to maintain the related Equipment in good working order and bear all costs of operating the related Equipment (including the payment of taxes); (xxix) such Contract has not been terminated as a result of a casualty loss to the related Equipment or for any other reason; (xxx) the Discounted Contract Balance of such Contract does not include the amount of any security deposit held by the Servicer or the Seller; (xxxi) the related End-User has represented to the Seller that such End-User has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein; (xxxii) all payments in respect of such Contract will be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by law; (xxxiii) the related End-User is unconditionally obligated to make periodic lease payments (including taxes) notwithstanding damage to or destruction of the related Equipment, or any other event in respect of the related Equipment, including equipment obsolescence; and (xxxiv) such Contract is not a Defaulted Contract;

         As used above, "Prepayment Amount" shall mean, with respect to a Contract, an amount not less than the sum of (i) the Discounted Contract Balance of such Contract on the Determination Date immediately prior to the date of prepayment plus any accrued and unpaid interest payments thereon (at the Discount Rate) and (ii) any outstanding Servicer Advances thereon.

         The foregoing representations and warranties, as appropriate, will be reaffirmed by the Seller with respect to any Substitute Contract transferred to the Trust Depositor. A Contract which satisfies all of the above representations and warranties shall be termed an "Eligible Contract". Contracts with respect to which the representations in clauses (iii) and (xxi) are not true shall also be Eligible Contracts if all representations other than such representations are true and if the Trust Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in a reduction or withdrawal of the then current ratings assigned to any Class of Notes. (A Contract that is not an Eligible Contract is referred to herein as an "Ineligible Contract.") In addition, the Seller will represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid sale and assignment to the Trust Depositor of all right, title and interest of the Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contract.

         Neither the Owner Trustee (either as Owner Trustee or in its individual capacity) nor the Indenture Trustee (either as Indenture Trustee or in its individual capacity) shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Seller, the Trust Depositor or the Issuer.


         Under the terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Issuer. The Indenture Trustee will reassign to the Trust Depositor, and the Seller will concurrently be obligated to repurchase from the Trust Depositor, any Ineligible Contract transferred by the Seller and any interest in Equipment that is subject to such Ineligible Contract no later than 90 days after the Seller or the Trust Depositor becomes aware, or receives written notice from the Servicer, the Issuer or the Indenture Trustee of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement or by the Trust Depositor in the Sale and Servicing Agreement, as the case may be, that materially adversely affects the interests of the Trust Depositor, the Issuer or the Noteholders in such Contract or the related
Contract File, which breach has not been cured or waived in all material respects. This repurchase obligation will constitute the sole remedy available to the Issuer, the Indenture Trustee and the Noteholders for a breach of a representation or warranty under the Sale and Servicing Agreement or the Transfer and Sale Agreement made by the Trust Depositor, the Seller, as the case may be, with respect to such a Contract.


         Pursuant to the Sale and Servicing Agreement, an Ineligible Contract shall be reassigned to the Trust Depositor (and in turn reassigned to the Seller pursuant to the Transfer and Sale Agreement) as described in the preceding paragraph, and the Trust Depositor shall make (or shall cause the Seller to make) a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Issuer) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "Repurchase Amount" shall be considered payment in full of the Ineligible Contract. Any such Repurchase Amount shall be treated as an Available Amount. In the alternative, the Seller may convey to the Trust Depositor and in turn cause the Trust Depositor to convey to the Issuer, for concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be deemed released by the Indenture Trustee and reconveyed through the Trust Depositor to the Seller.


CONCENTRATION AMOUNTS

         In addition to the representations and warranties made by the Seller and the Trust Depositor with respect to the Contracts as described above under "--Representations and Warranties," the Seller and the Trust Depositor will represent and warrant in the Transfer and Sale Agreement and the Sale and Servicing Agreement, respectively, as of the initial Cutoff Date as follows:

         (i) the ADCB of all Contracts with a single End-User as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (ii) the ADCB of all Contracts with the twenty (20) largest End-Users (by ADCB of Contracts with such End-Users) as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (iii) the ADCB of all Contracts related to a single Vendor as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (iv) the ADCB of all Contracts with End-Users located in a single State of the United States as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date; and

         (v) the ADCB of all Contracts with related Equipment of a single type as of the Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date.

         On the date an Additional Contract or Substitute Contract is added to the Contract Pool and the Seller will make the foregoing representations and warranties as if such transfer occurred on the Closing Date; provided that, for the purposes thereof (i) the Contract Pool on the Closing Date shall be deemed to include such Additional Contract or Substitute Contract, as the case may be, in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract, as the case may be, shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

         Pursuant to the Sale and Servicing Agreement, the Trust Depositor will be obligated to repurchase from the Issuer and in turn pursuant to the Transfer and Sale Agreement the Seller will be obligated to repurchase from the Trust Depositor, at such time as there is a breach caused by any of the foregoing representations or warranties proving to have been incorrect when made, which breach has not been cured or waived in all material respects, any Additional Contract or Substitute Contract causing such breach or such number of Contracts as shall be necessary to remedy such breach (each such Contract, a "Warranty Contract"). Such repurchase shall occur no later than 90 days after the Trust Depositor or the Seller becomes aware, or receives written notice from the Servicer, the Issuer or the Indenture Trustee of such breach. This repurchase obligation will constitute the sole remedy against the Trust Depositor and the Seller available to the Issuer, the Indenture Trustee and the Noteholders for a breach of one of the foregoing representations or warranties.


         Pursuant to the Sale and Servicing Agreement, the Trust Depositor shall make (or cause the Seller to make pursuant to the Transfer and Sale Agreement) a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Warranty Contract
(together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of a Warranty Contract shall be considered payment in full thereof. Any such amount shall be considered a Repurchase Amount and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller to convey to the Trust Depositor, for concurrent conveyance to the Issuer and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Warranty Contract, which shall thereupon be deemed released by the Issuer (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller.


INDEMNIFICATION


         The Sale and Servicing Agreement provides that the Servicer will indemnify the Issuer, the Trust Depositor, the Indenture Trustee, their respective officers, directors, agents and employees and the holders of any Notes from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Trust Depositor, the Indenture Trustee or the holders of any Notes through the Servicer's breach of the Sale and Servicing Agreement, the gross negligence willful misfeasance or bad faith of the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement. Except as provided in the preceding sentence, the Sale and Servicing Agreement provides that the Servicer or any of its directors, officers, employees or agents will be under any other liability to the Issuer, the Trust Depositor, the Indenture Trustee, the holders of Notes or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement; provided, however, the Servicer, or any of its directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.


         In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders.

         Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

COLLECTION AND OTHER SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts. _______ of the Contracts included in the Contract Pool (representing ___% of the ADCB of the Contract Pool as of the initial Cut-off Date) will be sub-serviced by the related Vendors, however, the Servicer will remain primarily liable for all servicing functions with respect thereto.


         In addition, the Servicer pursuant to the Sale and Servicing Agreement will advance Scheduled Payments with respect to any Contract (a "Servicer Advance") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, but only to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Repurchase Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Contract Pool.

         The Servicer may, consistent with its customary and usual servicing procedures, agree to modifications or adjustments in Contract terms so long as such adjustments do not (i) change the amount of any Scheduled Payment, (ii) extend any Scheduled Payment (unless such extension is made in order to avoid liquidation and maximize recoveries on the Contract and the term thereof does not exceed six months or the stated maturity date of the Notes), (iii) cause the release of any Equipment from the lien of the Indenture (unless Equipment of comparable value is substituted) or (iv) cause any representation or warranty made with respect to such Contract to become untrue.


RESIGNATION AND CERTAIN OTHER MATTERS REGARDING THE SERVICER

         The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Back-up Servicer has assumed the Servicer's responsibilities and obligations as successor Servicer under the Sale and Servicing Agreement.

         Any person into which, in accordance with the Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT


         In the event of any Servicer Default, either the Indenture Trustee may, at the direction of the Required Controlling Holders, by written notice to the Servicer (and the Indenture Trustee, if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. Upon receipt by the Servicer of such a Termination Notice, all authority and power of the Servicer under the Sale and Servicing Agreement with respect to any Contract in the Contract Pool will cease and the same will pass to and be vested in the Back-up Servicer, as the successor Servicer pursuant to and under the Sale and Servicing Agreement.


         A "Servicer Default" refers to any of the following events:


         (a) any failure by the Servicer to make any payment, transfer or deposit or to give notice to the Indenture Trustee to make any payment, transfer or deposit pursuant to the Sale and Servicing Agreement on or before the date occurring three (3) Business Days after the date on which notice of such failure requiring the same to be remedied shall have been received by the Servicer from the Indenture Trustee, the Trust Depositor or the Issuer (or to the Servicer, the Issuer, the Trust Depositor and the Indenture Trustee by the Noteholders representing in aggregate no less than 25% of the Principal Amount of any Class of Notes affected thereby) or after the Servicer's discovery of such failure; or

         (b) failure on the part of the Servicer to deliver to the Indenture Trustee and the Trust the "Servicer's Certificate" as and when required to be delivered by the terms of the Sale and Servicing Agreement; or

         (c) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement (or, if Mitsui Vendor Leasing is the Servicer, the Transfer and Sale Agreement) which has a material adverse effect on the Trust or the Noteholders, which continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or Issuer (or to the Servicer, the Trust Depositor, the Issuer and the Indenture Trustee by the Noteholders representing in aggregate not less than 25% of the Principal Amount of any Class of Notes affected thereby) or after the Servicer's discovery of such failure; or

         (d) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect in any material respect when made, which incorrectness has a material adverse effect on the Trust or Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or the Issuer (or to the Servicer, the Trust Depositor, the Issuer and the Indenture Trustee by Noteholders or by the Indenture Trustee on behalf of Noteholders representing in aggregate not less than 25% of the Principal Amount of any Class of Notes adversely affected thereby) and such incorrectness continues to affect such Noteholders materially and adversely for such period; or

         (e)      an Insolvency Event shall occur with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (c) or (d) for a period of 60 days (in addition to any period provided in (a), (c) or (d)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Issuer, the Trust Depositor and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, notify the Indenture Trustee, the Issuer and the Trust Depositor in writing of any Servicer Default.


BACK-UP SERVICER


         Bankers Trust Company will act as back-up servicer pursuant to the Sale and Servicing Agreement (in such capacity, the "Back-up Servicer"). Under the Sale and Servicing Agreement, following the termination or resignation of Mitsui Vendor Leasing as Servicer, the Back-up Servicer has agreed to act as successor Servicer, unless and until another successor is appointed pursuant to the terms of the Sale and Servicing Agreement. Prior to such event, the Back-up Servicer will have no other duties or obligations under the Sale and Servicing Agreement, including, without limitation, the obligation to supervise the performance of the Servicer, and will have no liability for any action taken or omitted by the Servicer. In the event that the Back-up Servicer is unable as a matter of law to act as successor Servicer as provided in the Sale and Servicing Agreement, the Trust Depositor has the right to contract for the performance of such services with others.

         Bankers Trust Company is a New York banking corporation which is ______. Bankers Trust Company engages in general commercial banking and trust business, offering a comprehensive range of corporate, commercial, correspondent and individual banking services, both domestic and international, as well as a wide range of trust and custodial services.


EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement provides that on or before [ ] 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and enumerated in the Sale and Servicing Agreement and examined certain documents and records relating to the servicing of the related Contracts all as described in the Sale and Servicing Agreement and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

         The Sale and Servicing Agreement provides for delivery to the Issuer, the Trust Depositor, the Indenture Trustee and each Rating Agency on or before [ ] 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS


         The Sale and Servicing Agreement may be amended from time to time by agreement of the Seller, the Servicer, the Issuer, the Trust Depositor, and the Indenture Trustee without the consent of any Noteholder (i) to cure any ambiguity or mistake, (ii) to add any consistent provisions; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or (iii) to add or amend any other provision of the Sale and Servicing Agreement with respect to matters or questions arising thereunder; provided further that such amendment will be deemed not to affect adversely in any material respect the interests of the Noteholders, and no such Opinion of Counsel will be required, if each Rating Agency provides prior written confirmation that such amendment will not result in a withdrawal or downgrade of the ratings then assigned to the Notes.

         The Sale and Servicing Agreement may also be amended from time to time by the Seller, the Servicer, the Issuer, Trust Depositor, and the Indenture Trustee with the consent of the Required Controlling Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Noteholders. No such amendment, however, may:

         (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions made on any Note or the rate of interest payable thereon without the consent of each Noteholder affected thereby; or

         (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder without the consent of each Noteholder affected thereby; or

         (iii) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of Available Amounts (see "Description of the Notes--Allocations") without the consent of each Noteholder.

         Notwithstanding the foregoing, no such amendment shall be effective unless and until each Rating Agency has notified the Issuer and the Indenture Trustee that such amendment will not result in a withdrawal or downgrade of the ratings then assigned to the Notes. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Indenture Trustee will furnish written notice of the substance of such amendment to each affected Noteholder.


TERMINATION

         The Sale and Servicing Agreement will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Sale and Servicing Agreement and the Indenture. Upon termination of the Sale and Servicing Agreement, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Indenture Trustee for the final payment of principal and interest to Noteholders) will be conveyed and transferred through the Trust Depositor to the Seller.

THE OWNER TRUSTEE

         _____________________________ will be the Owner Trustee under the Sale and Servicing Agreement. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The Owner Trustee's address is ____________________________________.

         For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-owner trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

         The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee shall not become effective until acceptance of the appointment by the successor Owner Trustee.

                                  THE INDENTURE

GENERAL

         The Notes will be issued pursuant to an Indenture between the Issuer and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and the Noteholders represented thereby.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES


         If an Event of Default referred to in subparagraph (e) (see "Description of the Notes--Events of Default") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable. If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; provided that such Event of Default may be waived if the Required Controlling Holders provide the Indenture Trustee, the Trust Depositor, the Issuer and the Servicer written notice of such waiver.

         The Indenture Trustee may, and shall, if so directed by the Required Controlling Holders in writing, after the occurrence and during the continuance of an Event of Default: (i) institute proceedings in its own name and as or on behalf of a trustee for the collection of all amounts then payable on the Notes,
(ii) institute proceedings for the complete or partial foreclosure against the Trust Assets, (iii) exercise any remedies of a secured party under the UCC, and
(iv) direct the Owner Trustee to sell the Trust Assets or any portion thereof or rights or interest therein, at one or more public or private sales; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Assets following an Event of Default, other than an Event of Default described in subparagraphs (a) and (b) under "Description of Notes--Events of Default", unless (A) the Holders of 100% of the Principal Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes or (C) the Indenture Trustee determines that the Trust Assets will not continue to provide sufficient funds for the payment of principal of and interest on the Notes and the Indenture Trustee provides prior written notice to each Rating Agency and obtains the consent of the Required Controlling Holders.

                  Except as otherwise provided above, following and Event of Default, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Assets.

                  No Holder of a Note will have any right to institute any proceeding, with respect to the Indenture, unless (i) such Holder has previously given notice to the Indenture Trustee of a continuing Event of Default, (ii) the Holders of not less than 25% of the Principal Amount of such outstanding Notes have made a written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default its own name as Indenture Trustee, (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Principal Amount of such outstanding Notes, voting together as a single class.

                  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with such request or direction.


THE INDENTURE TRUSTEE


         The Indenture Trustee with respect to the Notes is Bankers Trust Company, a New York banking corporation. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names. However, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.


         The Indenture Trustee's responsibilities will consist principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor and the Servicer.

         For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

         The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

         The Indenture will be governed by the laws of the State of New York.

AMENDMENTS

         At any time and from time to time, the Trust and the Indenture Trustee, with the written consent of the Required Controlling Holders, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto); provided that without the consent of each Noteholder under the Indenture, no such amendment, supplement, waiver or consent shall

         (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note (except that only the consent of the affected holder of a Note shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution, or

         (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnities" to exclude any Noteholder (except as consented to by each Noteholder adversely affected thereby), or

         (iii)    make any Note payable in money other than U.S. dollars, or

         (iv) modify the definitions in the Indenture of Required Controlling Holders, or otherwise modify the percentage of Noteholders required to effect any modification of the Indenture.


         At any time and from time to time, the Trust and the Indenture Trustee, without the consent of the Holders of any Notes and with prior notice to each Rating Agency, may execute a supplement to the Indenture for any of the following purposes:

         (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien created by the Indenture, or to subject to the lien created by the Indenture;

         (ii) to evidence the succession, in compliance with the applicable provisions thereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer therein and in the Notes contained;

         (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

         (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (v) to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or the Operative Documents;

         (vi) to evidence and provide for the acceptance of the appointment thereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one Indenture Trustee;

         (vii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA; and

         (viii) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided that such action shall not, as evidenced by an [Opinion of Counsel] delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Holders of the Notes; provided further that such action shall be deemed not to adversely affect in any material respect the interests of the Noteholders and no such [Opinion of Counsel] need be delivered if each Rating Agency provides written confirmation that such action will not result in a reduction or withdrawal or downgrade of the ratings then assigned to the Notes.


TERMINATION

         The Indenture will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Indenture and the Sale and Servicing Agreement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

TRANSFER OF CONTRACTS

         As of the Cutoff Date, the Seller will sell the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement which in turn will be immediately conveyed to the Issuer pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Issuer is either a sale of the Contracts to the Issuer or a grant of a security interest in such property to the Issuer. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Issuer's interest in the Contracts in the event the transfer by the Trust Depositor to the Issuer is deemed to be a loan for commercial law purposes, and, in the event such transfer is under commercial law or a grant of a security interest, it is the intent of the Trust Depositor that the Issuer will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant to the Issuer that, in the event the sale of such Contracts by the Trust Depositor to the Issuer is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the date of conveyance, in favor of the Issuer. For a discussion of the Issuer's rights arising from these representations and warranties not being satisfied, see "The Sale and Servicing Agreement Generally--Representations and Warranties."

         Financing statements covering the Contracts will be filed under the UCC by or on behalf of the Trust Depositor, the Issuer and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, the Seller will indicate in the appropriate computer files relating to the Contracts, that such Contracts have been transferred to the Issuer, and have been pledged by the Issuer to the Indenture Trustee, and the Seller will deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Issuer, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts could be defeated. In such event, distributions to Noteholders could be adversely affected.

         There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts could have an interest in such Contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract was conveyed to the Trust Depositor or the Issuer, respectively, may, in either case, have priority over the interest of the Issuer in such Contract. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor, and under the Sale and Servicing Agreement the Trust Depositor will warrant to the Issuer, that the Contracts have been transferred free and clear of the lien of any third party other than Permitted Liens. Each of the Seller and the Trust Depositor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than transfers made pursuant to the Sale and Servicing Agreement or the Indenture. In addition, as described above under "The Trust Depositor," the Trust Depositor has been organized as a "bankruptcy remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.

         Similarly, a tax or other government lien on property of the Issuer arising prior to the time a Contract is pledged to the Indenture Trustee may also have priority over the interest of the Issuer in such Contract. Under the Indenture, the Issuer will warrant to the Indenture Trustee that the Contracts have been pledged free and clear of the lien of any third party other than Permitted Liens. The Issuer will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than pledges to the Indenture Trustee pursuant to the Indenture.

         As used above, "Permitted Liens" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and (ii) liens in favor of the Indenture Trustee created pursuant to the Indenture; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) liens in favor of the Indenture Trustee created pursuant to the Indenture, (iv) other subordinated liens which are subordinated to the prior payment of the Notes on terms described in the Sale and Servicing Agreement and (v) liens granted by the End-Users or Vendors which are subordinated to the interest of the Issuer and the Indenture Trustee in such Equipment.

TRANSFERS OF INTERESTS IN EQUIPMENT

         In connection with the conveyance of the Contracts to the Issuer, the Seller's right, title and interest in the related Equipment securing such Contracts will be assigned by the Seller to the Issuer pursuant to the Sale and Servicing Agreement, and pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Issuer's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Issuer's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust Depositor and the Issuer (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust Depositor's, the Issuers's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trust Depositor, the Issuer and the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Trust Depositor, the Issuer and the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Trust Depositor, the Issuer and in turn the Indenture Trustee.

CERTAIN MATTERS RELATING TO BANKRUPTCY


         The Seller acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contracts from the Vendors to the Seller, such Contracts generally would not be part of the related Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor, the Issuer's and the Indenture Trustee's) interest in the Contracts. Certain Contracts may be "true leases" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a true lease" originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.


         In the Transfer and Sale Agreement, Mitsui Vendor Leasing will warrant to the Trust Depositor that the conveyance of the Contracts by the Seller to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust Depositor (and consequently to the Noteholders) could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's (and consequently the Issuer's and the Indenture Trustee's) interest in the Contracts.

         The Trust Depositor will warrant in the Sale and Servicing Agreement that the security interest therein granted by the Issuer in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Issuer's and the Indenture Trustee's respective interests in the Contracts sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Issuer was ineffective to remove such Contracts from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Issuer is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Issuer's and hence the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

         Certain restrictions have been imposed on the Trust Depositor and the Issuer and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Issuer. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or preceding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceeding, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Mitsui Vendor Leasing would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

         The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

         If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "Description of the Notes-Allocations, Following an Event of Default or Restricting Event." The Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

         State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract include the failure to file financing statements to perfect the Seller's, the Trust Depositor's, the Trust's or the Indenture Trustee's, as applicable, interest in the Equipment, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

         In addition, if a court, in a lawsuit by an unpaid creditor of the Seller or by a representative of creditors of the Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by the Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Trust Depositor believes that it and the Seller have entered into these transactions for proper purposes and in good faith and that the purchase price for the Contracts represents reasonably equivalent value or fair consideration for the transfers of such Contracts by the Seller to the Trust Depositor.

         The Issuer will receive, on the Closing Date, a certificate from the Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which the Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. However, there can be no assurance, however, that a court would reach the same conclusion.

         Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the fight to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" and (ii) each End-User has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following is a discussion of United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Brown & Wood LLP, federal tax counsel to the Trust Depositor ("Tax Counsel"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

         This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Noteholders in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. It is recommended that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. IT IS RECOMMENDED THAT PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.


OPINION

         In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.


         Although it is the opinion of Tax Counsel that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Issuer and the Notes will prevail. If the Issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, it is possible that the Issuer might be treated as a publicly traded partnership taxable as a corporation, (in which case the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity) unless the Issuer is able to meet certain qualifying income tests or otherwise qualifies for an exemption from the publicly traded partnership rules. Even if the Issuer is not taxed as a corporation, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer's assets would be taxable to Noteholders without regard to (i) whether cash distributions are made from the Issuer or (ii) the Noteholders' method of tax accounting.


         The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect Noteholders.

TAXATION OF INTEREST INCOME TO NOTEHOLDERS

         Based upon the discussion below under the heading "OID," Tax Counsel's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Notes will be issued with OID (i.e., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the Noteholders general method of tax accounting.

OID


         If a Note is issued at a discount from its principal amount or if the stated interest on such Note is not treated as "qualified stated interest," the Note would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "unconditionally payable" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The Issuer believes that the likelihood of late payment or nonpayment of the stated interest on the Notes should constitute a remote contingency; the IRS, however, may disagree. In such case, the stated interest on the Notes would not be qualified stated interest and the Notes would be considered to have been issued with OID.


         If the Notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public) will constitute OID. A Noteholder must include OID in income as interest over the term of the Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "daily portions" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Notes' adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.


         Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than de minimis OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in the stated redemption price at maturity, over (ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) and it is therefor not clear if such section would apply to the Notes if they are treated as having OID. Legislation has been proposed which if enacted, would require any OID (or interest) on the Notes to be computed in accordance with the rules of
Section 1272(a)(6) and certain prepayment assumptions.


         A holder of a Note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Note.

Acquisition Premium

         A holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

Market Discount

         Whether or not the Notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a Note not at the time of original issue) of a Note at a discount will be subject to the "market discount rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount (not previously included in income) on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

         Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

         Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is .25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

Amortizable Bond Premium

         In general, if a subsequent purchaser acquires a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased the Note with "amortizable bond premium" equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.

Election to Treat All Interest as Original Issue Discount

         A holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holders adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

DISPOSITION OF NOTES

         Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the Issuer's tax basis in the Notes. A Noteholders tax basis in a Note will generally equal his or her cost increased by any OID or market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. In the case of a taxable individual Noteholder, capital gain income will be long-term capital gain if the Notes have been held for more than eighteen months, mid-term capital gain if the Notes have been held for more than one year but not more than eighteen months, or short-term capital gain if the Notes have been held for one year or less. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

         Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

TAX CONSEQUENCES TO FOREIGN INVESTORS


         Based upon Tax Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general United States federal income tax treatment of investors that are not United States persons (each a "Foreign Person"). The term Foreign Person means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or a partnership for United States federal income tax purposes) organized in or under the laws of the United States, unless, in the case of a partnership, Treasury regulations provide otherwise, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.


         (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8 or similar acceptable certification) to the Indenture Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the results of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

         (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the United States for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

         (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         As discussed above, the New Withholding Regulations were published in the Federal Register on October 14, 1997, and generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective investors that are Foreign Persons are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                         CERTAIN STATE TAX CONSEQUENCES


         Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Notes. IT IS RECOMMENDED THAT PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY NOTES.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended "ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS


         In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Issuer, the Underwriter, the Seller, the Servicer, the Trust Depositor, the Owner Trustee, the Indenture Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

         Any person who (a) has discretionary authority or control with respect to the investment or management of the assets of a Plan or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of a Plan pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or
(c) is an employer of employees covered under the Plan, is a fiduciary of such Plan, and should consider whether an investment in the Notes would involve a conflict of interest or an act of self-dealing, in view of the identity of the parties to the transaction and service providers to the Trust identified in this Prospectus.


         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

PLAN ASSET REGULATION


         Pursuant  to a  Department  of Labor  regulation  codified at 29 C.F.R.
section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the Issuer and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Thus, if the Notes constitute debt with no substantial equity features for purposes of the Plan Assets Regulation, then a Plan's acquisition of Notes will not cause the assets of the Issuer to be deemed assets of such Plan for purposes of section 404 and 406 of ERISA or section 4975 of the Code, and the Plan's interest will be deemed to include solely an interest in such Notes. Conversely, if the Notes constitute an equity interest for purposes of the Plan Assets Regulation, then a Plan's acquisition of Notes may cause the assets of the Issuer to be deemed to be assets of such Plan for purposes of sections 404 and 406 of ERISA and section 4975 of the Code. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the Issuer, and could give rise to a prohibited transaction for which no exemption is available.

         Although there is little published authority available and there can be no assurance in this regard, the Issuer believes that the Class A Notes, the Class B Notes and the Class C Notes should be treated as debt rather than equity interests under the Plan Assets Regulation. Accordingly, the assets of the Issuer should not be deemed to be assets of Plans under the Plan Assets Regulation or otherwise under ERISA as a result of the purchase of Notes by or with the assets of Plans. However, before purchasing any Notes on behalf of a Plan, an ERISA Plan fiduciary should make its own determination that the Class of Notes being purchased will not constitute equity interests of the Issuer for purposes of the Plan Assets Regulation.


         Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

                              PLAN OF DISTRIBUTION

GENERAL

         Subject to the terms and conditions set forth in an underwriting agreement dated ________ __, 1998 for the sale of the Notes, the Trust Depositor has agreed to sell to First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter") and the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

         The Underwriter has advised the Trust Depositor that the Underwriter proposes initially to offer the Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of ____% of the initial principal amount of the Notes. The Underwriter may allow and such dealers may reallow a concession not in excess of ____% of the initial principal amount of the Notes. After the initial public offering, the public offering price and such concessions may be changed.

         The underwriting agreement provides that the Trust Depositor and Mitsui Vendor Leasing, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

         In the ordinary course of its business, the Underwriter and its affiliates have engaged and may engage in commercial banking and investment banking transactions with Mitsui Vendor Leasing and its affiliates, including the Trust Depositor.

                               RATING OF THE NOTES


         It is a condition to the issuance of the Notes offered hereunder that the Class A-1 Notes be rated at least "P-1" and "F-1", that the Class A-2 and Class A-3 Notes be rated at least "Aaa" and "AAA", that the Class B Notes be rated at least _____ and that the Class C Notes be rated at least _____ by Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively (collectively, the "Rating Agencies").


         The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders.

                                  LEGAL MATTERS

         Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust Depositor and the Seller by Brown & Wood LLP, New York, New York. Certain legal matters for the Underwriter will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.

                                 INDEX OF TERMS


Accrual Period, ...................................10, 41
ADCB,.......................................... 5, 12, 42
Additional Contract,............................... 8, 34
Additional Contract Cutoff Date,....................... 5
Adjusted Contract,..................................... 4
Administration Agreement,............................. 52
Administration Fee,................................... 52
Administrator,........................................ 52
Aggregate Principal Paydown Amount, ...............12, 42
Applicable Percentage,............................ 12, 42
Article 2A,....................................... 20, 67
Available Amounts,.................................... 44
Back-up Servicer,............................... 2, 4, 59
Bankruptcy Code,...................................... 19
Business Day,.......................................... 4
Calculation Date,...................................... 4
Cede,.................................................. 2
CEDEL,................................................. 2
CEDEL Participants,................................... 51
Class A Noteholders,.............................. 10, 41
Class A Notes,......................................... 5
Class A Principal Payment Amount,..................... 42
Class A-1 Notes,....................................... 5
Class A-2 Notes,....................................... 5
Class A-3 Notes,....................................... 5
Class B Noteholders,.............................. 10, 41
Class B Notes, .........................................5
Class B Principal Payment Amount, .....................42
Class C Noteholders, ..............................10, 41
Class C Notes, .........................................5
Class C Principal Payment Amount, .....................42
Closing Date, ..........................................4
Code, .................................................68
Code Plans, ...........................................73
Collection Account, ................................9, 46
Collection Period, .....................................4
Commission, ............................................3
Conditional Payment Rate, .............................34
Contract Files,........................................53
Contract Pool,..........................................6
Contracts, .........................................cover
Cooperative, ..........................................51
CPR,...................................................34
CSA,....................................................6
CSAs,..................................................31
Cutoff Date,............................................4
Defaulted Contract,.................................8, 45
Definitive Notes, .....................................52
Depositaries, .........................................49
Depositary, ...........................................41
Determination Date, ...................................43
Discount Rate, ........................................13
Discounted Contract Balance, ......................13, 42
Distribution, .........................................48
DTC, ...................................................2
Eligible Contract, ....................................54
Eligible Investments, .................................46
End-User, .............................................38
Equipment, ............................................32
ERISA, ................................................73
ERISA Plans, ..........................................73
Euroclear, .............................................2
Euroclear Operator, ...................................51
Euroclear Participants, ...............................51
Event of Default, .....................................46
Exchange Act, ..........................................3
Excluded Amounts, .....................................31
FDIC, .................................................46
Foreign Person, .......................................71
Holders, ..............................................52
Indenture, ......................................cover, 5
Indenture Trustee, ..............................cover, 4
Indirect Participants, ................................49
Ineligible Contract, ..................................55
Initial Class A Note Principal Balance, ................5
Initial Class A-1 Note Principal Balance, ..............5
Initial Class A-2 Note Principal Balance, ..............5
Initial Class A-3 Note Principal Balance, ..............5
Initial Class B Note Principal Balance, ................5
Initial Class C Note Principal Balance, ................5
Insolvency Event, .....................................47
Insurance Proceeds, ...................................53
IRS, ..................................................68
Issuer, .........................................cover, 3
Lease, .................................................6
Leases, ...............................................31
Mitsui Vendor Leasing, ......................cover, 3, 38
Monthly Report, .......................................48
MVLFCII, ...........................................cover
New Withholding Regulations, ..........................71
Note Owners, ...........................................5
Noteholders, ......................................10, 41
Notes, .................................................5
OID, ..................................................69
Operative Documents, ..................................40
Owner Trustee, ..................................cover, 4
Participants, .........................................49
Payment Date, .......................................2, 4
Permitted Liens, ......................................64
Plan Assets Regulation, ...............................73
Plans, ................................................73
Prepaid Contract, ..................................8, 34
Prepayment, ...........................................17
Prepayment Amount, ....................................54
Principal Amount, .....................................43
PTCE...................................................73
Qualified Institution, ................................46
Rating Agencies................................... 15, 74
Record Date, ...........................................5
Recoveries, ...........................................45
Registration Statement, ................................3
Repurchase Amount, ....................................55
Required Controlling Holders, .........................47
Restricting Event, ....................................47
Sale and Servicing Agreement, ......................2, 23
Scheduled Payments, ...............................13, 43
Securities Act, ........................................3
Seller, .........................................2, 3, 38
Servicer, .......................................2, 3, 38
Servicer Advance, .................................14, 57
Servicer Default, .....................................58
Servicing Fee, ....................................14, 48
Servicing Fee Percentage, .........................14, 48
Statistical Discount Rate, .............................7
Substitute Contract, ...............................7, 34
Substitute Contract Cutoff Date, .......................4
Tax Counsel, ..........................................68
Termination Notice, ...................................57
Terms and Conditions, .................................51
TIA, ..................................................62
Transfer and Sale Agreement, .......................2, 23
Transferred Assets, ...................................53
True Leases, ..........................................19
Trust, ..........................................cover, 3
Trust Agreement, .......................................3
Trust Assets, ......................................5, 53
Trust Depositor, ............................cover, 3, 40
Trustees, .............................................48
Underwriter, ...................................cover, 74
UNL Pool, .............................................33
Vendor, ................................................9
Vendor Assignment, .....................................9
Vendor Program Agreement, ..............................9
Vendors, ..............................................32
Warranty Contract, ....................................56


------------------------------------------------------------------------   ---------------------------------------------------------

NO  DEALER,  SALESMAN  OR  OTHER  PERSON  IS  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR TO  MAKE  ANY  REPRESENTATION  NOT  CONTAINED  IN  THIS
PROSPECTUS  AND, IF GIVEN OR MADE, SUCH  INFORMATION OR  REPRESENTATION
MUST  NOT BE  RELIED  UPON  AS  HAVING  BEEN  AUTHORIZED  BY THE  TRUST
DEPOSITOR  OR  THE  UNDERWRITER.   THIS  ISSUER   PROSPECTUS  DOES  NOT                         MITSUI VENDOR LEASING
CONSTITUTE AN OFFER TO SELL OR A  SOLICITATION  OF ANY OFFER TO BUY ANY                          ASSET TRUST 1998-1
SECURITY  OTHER  THAN  THE  SECURITIES  OFFERED  HEREBY,  NOR  DOES  IT                                 ISSUER
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF
THE  SECURITIES TO ANY PERSON IN ANY  JURISDICTION  IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION TO SUCH PERSON.  NEITHER THE DELIVERY
OF  THIS  PROSPECTUS  NOR ANY  SALE  MADE  HEREUNDER  SHALL  UNDER  ANY                         MITSUI VENDOR LEASING II
CIRCUMSTANCE  CREATE ANY  IMPLICATION  THAT THE  INFORMATION  CONTAINED                             FUNDING CORP.
HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.                                    TRUST DEPOSITOR
                                                                                                MITSUI VENDOR LEASING
                  _________________                                                                 (U.S.A.) INC.
                                                                                                 SELLER AND SERVICER
                  TABLE OF CONTENTS

                                             PAGE                                               ------------------------

REPORTS TO NOTEHOLDERS.........................2                                                       PROSPECTUS
AVAILABLE INFORMATION..........................3
SUMMARY OF TERMS...............................3                                                ------------------------
RISK FACTORS..................................17
USE OF PROCEEDS...............................22
THE TRUST.....................................22
THE CONTRACT POOL.............................23
THE CONTRACTS GENERALLY.......................31
PREPAYMENT AND YIELD CONSIDERATIONS...........34
MITSUI VENDOR LEASING (U.S.A.) INC............38
THE TRUST DEPOSITOR...........................40
DESCRIPTION OF THE NOTES......................40
THE TRANSFER AND SALE AGREEMENT                                                                 FIRST UNION CAPITAL MARKETS
    AND  SALE AND SERVICING
    AGREEMENT GENERALLY.......................53
THE INDENTURE.................................61
CERTAIN LEGAL ASPECTS OF THE CONTRACTS........64
FEDERAL INCOME TAX CONSEQUENCES...............68
CERTAIN STATE TAX CONSEQUENCES................72
ERISA CONSIDERATIONS..........................73
PLAN OF DISTRIBUTION..........................74
RATING OF THE NOTES...........................74
LEGAL MATTERS.................................75                                                ___________, 1998

UNTIL    _______________,    1998,   ALL   DEALERS   EFFECTING
TRANSACTIONS  IN THE  REGISTERED  SECURITIES,  WHETHER  OR NOT
PARTICIPATING  IN  THIS  DISTRIBUTION,   MAY  BE  REQUIRED  TO
DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE  OBLIGATIONS
OF   DEALERS   TO  DELIVER  A   PROSPECTUS   WHEN   ACTING  AS
UNDERWRITERS  AND WITH  RESPECT TO THEIR  UNSOLD  ALLOTMENT OR
SUBSCRIPTIONS.

------------------------------------------------------------------------   ---------------------------------------------------------



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

     SEC registration fee......................................  $    *
     Legal fees and expenses...................................       *
     Accounting fees and expenses..............................       *
     Blue sky fees and expenses................................       *
     Rating agency fees........................................       *
     Owner Trustee fee's and expenses..........................       *
     Indenture Trustee's fees and expenses.....................       *
     Printing..................................................       *
     Miscellaneous.............................................       *
                                                                     ---
     Total.....................................................   $
                                                                    ====

-------------
*  To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Mitsui Vendor Leasing Funding Corp. II, the registrant, has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits:

     1.1 Form of Underwriting Agreement*

     3.1 Articles of Incorporation of Mitsui Vendor Leasing Funding Corp. II

     3.2 Bylaws of Mitsui Vendor Leasing Funding Corp. II

     4.1 Form of Trust Agreement

     4.2 Form of Sale and Servicing Agreement

     4.3 Form of Indenture (including forms of Class A Notes, Class B Notes and Class C Notes)


     4.4 Form of Administration Agreement

     4.5 Form of Transfer and Sale Agreement


     5.1 Opinion of Brown & Wood LLP with respect to legality

     8.1 Opinion of Brown & Wood LLP with respect to tax matters

     23.1 Consent of Brown & Wood LLP (included as part of Exhibit 5.1)

     23.2 Consent of Brown & Wood LLP (included as part of Exhibit 8.1)


     24.1 Power of Attorney (included on page II-5)**


     25.1 Statement of Eligibility and Qualification of Indenture Trustee*


     ----------------
*  To be filed by amendment.
** Previously filed.


     b. Financial Statement Schedules: Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego and State of California, on the 11th day of August, 1998.


                                MITSUI VENDOR LEASING FUNDING CORP. II



                                By:  /s/ John L. Plunkett
                                     --------------------
                                     John L. Plunkett
                                     Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                        Date
---------                                -----                        ----


Paul A. Renner*           President (Principal Executive         August 11, 1998
-----------------------
Paul A. Renner            Officer); Director

Jun-ichi Nagatoishi*      Executive Vice President; Director     August 11, 1998
-----------------------
Jun-ichi Nagatoishi


James F. Burke*           Senior Vice President, Chief           August 11, 1998
-----------------------
James F. Burke            Financial Officer (Principal
                          Financial and Accounting
                          Officer); Director



/s/John L. Plunkett
-------------------
*John L. Plunkett, pursuant to a Power of Attorney (executed by each of the officers and directors indicated above and filed as Exhbit 24.1 to the Registration Statement), by signing his name does hereby sign and execute this Amendment No. 1 to the Registration Statement on behalf of each such officer and director.